                                                  Free Writing Prospectus
                                                  Filed Pursuant to Rule 433
                                                  Registration No. 333-120522-07

[BEAR STEARNS LOGO]                                        [MORGAN STANLEY LOGO]

                                   ----------
                                      PWR13
                                   ----------

                                 $2,557,911,000

                                  (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR13

                                AS ISSUING ENTITY

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                                  AS DEPOSITOR

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                        NATIONWIDE LIFE INSURANCE COMPANY
                        PRINCIPAL COMMERCIAL FUNDING, LLC

                      AS SPONSORS AND MORTGAGE LOAN SELLERS

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR13

                                   ----------

                                 AUGUST 31, 2006

BEAR, STEARNS & CO. INC.                                    MORGAN STANLEY

CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
--------------------------------------------------------------------------------

                          $2,557,911,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR13
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR13

TRANSACTION FEATURES

o    Sellers:

                                                                               CUT-OFF DATE
                 SELLERS                   NO. OF LOANS   NO. OF PROPERTIES     BALANCE ($)   % OF POOL
-------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.           80               89          1,110,505,270      38.2%
Wells Fargo Bank, National Association          106              173            762,311,320      26.2%
Prudential Mortgage Capital Funding, LLC         37               49            391,613,501      13.5%
Principal Commercial Funding II, LLC             49               49            347,958,187      12.0%
Nationwide Life Insurance Company                18               18            166,696,671       5.7%
Principal Commercial Funding, LLC                13               13            127,633,030       4.4%
-------------------------------------------------------------------------------------------------------
TOTAL:                                          303              391          2,906,717,980     100.0%
=======================================================================================================

o    Loan Pool:

     o    Average Cut-off Date Balance: $9,593,129

     o    Largest mortgage loan by Cut-off Date Balance: $145,889,811

     o    Five largest and ten largest mortgage loans: 15.8% and 24.5% pool, respectively

o    Credit Statistics:

     o    Weighted average underwritten debt service coverage ratio of 1.44x weighted average debt service coverage ratio after IO period of 1.35x

     o    Weighted average cut-off date loan-to-value ratio of 69.1%; weighted average balloon loan-to-value ratio of 61.3%

o    Property Types:

                                  [PIE CHART]

Self Storage                      0.8%
Manufactured Housing Community    0.4%
Retail                           34.5%
Office                           25.1%
Industrial                       12.3%
Multifamily                      13.0%
Hospitality                      11.5%
Mixed Use                         2.2%
Other                             0.1%

o    Call Protection:

     o    70.0% of the pool (204 loans) has a lockout period ranging from 24 to
          47 payments from origination, then defeasance provisions.

     o    18.0% of the pool (50 loans) has a lockout period ranging from 10 to
          49 payments from origination, then the greater of a prepayment premium or yield maintenance.

     o    7.8% of the pool (33 loans) has a lockout period of 24 to 35 payments from origination, then either defeasance or the greater of a prepayment premium or yield maintenance.

     o    3.1% of the pool (12 loans) has no lockout period, but prepayments require the greater of a prepayment premium or yield maintenance.

     o    0.8% of the pool (2 loans) permits the greater of a prepayment premium or yield maintenance for the first 26 or 27 payments from origination and then only permits defeasance.

     o    0.3% of the pool (1 loan) has a lockout period for 60 payments and prepayable without a premium for the following 60 periods.

     o    0.1% of the pool (1 loan) has a lockout period of 35 payments then the greater of a prepayment premium or yield maintenance for 17 payments followed by the greater of a prepayment premium and yield maintenance or defeasance.

     Please refer to Appendix B of the Free Writing Prospectus for further description of individual loan call protection.

o    Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

                                        2

                          $2,557,911,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR13
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR13

OFFERED CERTIFICATES

            INITIAL                                         WEIGHTED                         ASSUMED FINAL   APPROXIMATE INITIAL
          CERTIFICATE    SUBORDINATION      RATINGS          AVERAGE         PRINCIPAL        DISTRIBUTION       PASS-THROUGH
CLASS   BALANCE(1)(2)      LEVELS(3)     (S&P / FITCH)   LIFE (YRS.)(4)   WINDOW (MOS.)(4)      DATE(4)            RATE(5)
--------------------------------------------------------------------------------------------------------------------------------

A-1     $  140,000,000       30.000%       AAA / AAA           3.39            1 - 59            8/11/11
A-2     $   60,900,000       30.000%       AAA / AAA           4.90            59 - 60           9/11/11
A-3     $  138,000,000       30.000%       AAA / AAA           6.79            80 - 87          12/11/13
A-AB    $  136,100,000       30.000%       AAA / AAA           7.04            60 -107           8/11/15
A-4     $1,185,419,000       30.000%       AAA / AAA           9.67           107 -118           7/11/16
A-1A    $  374,283,000       30.000%       AAA / AAA           8.90            1 -119            8/11/16
A-M     $  290,672,000       20.000%       AAA / AAA           9.87           119 - 119          8/11/16
A-J     $  232,537,000       12.000%       AAA / AAA           9.87           119 - 119          8/11/16

PRIVATE CERTIFICATES (6)

            INITIAL
          CERTIFICATE
            BALANCE                                          WEIGHTED                         ASSUMED FINAL   APPROXIMATE INITIAL
          OR NOTIONAL     SUBORDINATION      RATINGS          AVERAGE      PRINCIPAL WINDOW    DISTRIBUTION       PASS-THROUGH
CLASS   AMOUNT(1)(7)(8)      LEVELS       (S&P / FITCH)   LIFE (YRS.)(4)       (MOS.)(4)         DATE(4)             RATE(5)
---------------------------------------------------------------------------------------------------------------------------------

X-1      $2,906,717,979        --           AAA / AAA           --                --               --
X-2      $2,832,319,000        --           AAA / AAA           --                --               --
B        $   65,401,000       9.750%         AA / AA            9.87           119 - 119         8/11/16
C        $   29,068,000       8.750%        AA- / AA-           9.87           119 - 119         8/11/16
D        $   39,967,000       7.375%          A / A             9.92           119 - 120         9/11/16
E        $   29,067,000       6.375%         A- / A-            9.96           120 - 120         9/11/16
F        $   32,701,000       5.250%       BBB+ / BBB+          9.96           120 - 120         9/11/16
G        $   32,700,000       4.125%        BBB / BBB           9.96           120 - 120         9/11/16
H        $   29,068,000       3.125%       BBB- / BBB-          9.96           120 - 120         9/11/16
J        $   18,167,000       2.500%        BB+ / BB+          10.17           120 - 132         9/11/17
K        $    3,633,000       2.375%         BB / BB           10.96           132 - 132         9/11/17
L        $   10,900,000       2.000%        BB- / BB-          12.55           132 - 165         6/11/20
M        $    7,267,000       1.750%        B+ / B +           13.71           165 - 165         6/11/20
N        $    7,267,000       1.500%          B / B            13.78           165 - 166         7/11/20
O        $    7,267,000       1.250%         B- / B-           13.79           166 - 166         7/11/20
P        $   36,333,979       0.000%         NR / NR           15.20           166 - 240         9/11/26

Notes:   (1)  Subject to a permitted variance of plus or minus 5%.

         (2)  For purposes of making distributions to the Class A-1, Class A-2,
              Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 261 mortgage loans, representing approximately 87.1%
              of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 42 mortgage loans, representing approximately 12.9% of the aggregate
              principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 96.1% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and manufactured housing community
              properties. There are no manufactured housing community
              properties in Loan Group 2. Generally, the Class A-1, Class A-2,
              Class A-3, Class A-AB and Class A-4 certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the
              certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balances of the Class A-1, Class A-2, Class
              A-3, Class A-AB and Class A-4 certificates have been reduced to zero. However, after any distribution date on which the
              certificate principal balances of the Class A-M and Class A-J through Class P certificates have been reduced to zero,
              distributions of principal collected or advanced in respect of the entire pool of mortgage loans will be distributed to the
              Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class
              A-1A certificates, pro rata.

         (3)  The percentages indicated under the column "Subordination Levels"
              with respect to the Class A-1, Class A-2, Class A-3, Class A-AB,
              Class A-4 and Class A-1A Certificates represent the approximate subordination levels for the Class A-1, Class A-2, Class A-3,
              Class A-AB, Class A-4 and Class A-1A Certificates in the
              aggregate.

         (4)  Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.

         (5)  The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E,
              F, G, H, J, K, L, M, N, O and P Certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X-1 and X-2
              Certificates will accrue interest at a variable rate.

         (6)  To be offered privately pursuant to Rule 144A.

         (7)  The Class X-1 Notional Amount is equal to the sum of all
              Certificate Balances outstanding from time to time.

         (8)  The Class X-2 Notional Amount is as described herein.

                                        3

                          $2,557,911,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR13
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR13

I. ISSUE CHARACTERISTICS

Issue Type:                     Public: Classes A-1, A-2, A-3, A-AB, A-4, A-1A,
                                A-M and A-J (the "Offered Certificates").
                                Private (Rule 144A): Classes X-1, X-2, B, C, D,
                                E, F, G, H, J, K, L, M, N, O and P.

Securities Offered:             $2,557,911,000 monthly pay, multi-class,
                                commercial mortgage REMIC Pass-Through
                                Certificates, including eight principal and
                                interest classes (Classes A-1, A-2, A-3, A-AB,
                                A-4, A-1A, A-M and A-J).

Mortgage Loan Sellers:          Bear Stearns Commercial Mortgage, Inc.
                                ("BSCMI"); Wells Fargo Bank, National
                                Association ("WFB"); Prudential Mortgage Capital
                                Funding, LLC ("PMCF"); Principal Commercial
                                Funding II, LLC ("PCF II"); Nationwide Life
                                Insurance Company ("NLIC"); and Principal
                                Commercial Funding, LLC ("PCF").

Co-lead Bookrunning Managers:   Bear, Stearns & Co. Inc. and Morgan Stanley &
                                Co. Incorporated

Master Servicers(1):            Wells Fargo Bank, National Association (with
                                respect to the mortgage loans sold by BSCMI,
                                WFB, NLIC, PCF and PCF II) and Prudential Asset
                                Resources, Inc. (with respect to the mortgage
                                loans sold by PMCF).

Primary Servicers:              Principal Global Investors, LLC (with respect to
                                the mortgage loans sold by PCF and PCF II) and
                                Nationwide Life Insurance Company (with respect
                                to the mortgage loans sold by NLIC).

Special Servicer(1):            LNR Partners, Inc.

Certificate Administrator:      Wells Fargo Bank, National Association

Trustee:                        LaSalle Bank National Association

Cut-Off Date: (2)               September 1, 2006.

Expected Closing Date:          On or about September 27, 2006.

Distribution Dates:             The 11th of each month (or if the 11th is not a
                                business day, the next succeeding business day),
                                commencing in October 2006.

Minimum Denominations:          $25,000 for the Class A-1, A-2, A-3, A-AB, A-4,
                                A-1A, A-M and A-J Certificates; with investments
                                in excess of the minimum denominations made in
                                multiples of $1.

Delivery:                       DTC, Euroclear and Clearstream.

ERISA/SMMEA Status:             Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and
                                A-J are expected to be ERISA eligible. No Class
                                of Certificates is SMMEA eligible.

Rating Agencies:                The Offered Certificates will be rated by
                                Standard & Poor's Ratings Services, a division
                                of The McGraw-Hill Companies, Inc. and Fitch,
                                Inc.

Risk Factors:                   THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                NOT BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                                FACTORS" SECTION OF THE FREE WRITING PROSPECTUS
                                AND THE "RISK FACTORS" SECTION OF THE
                                PROSPECTUS.

(1)  The RLJ Hotel Portfolio Loan is principally serviced and administered under a separate pooling and servicing agreement for Wachovia Bank Commercial
     Mortgage Trust, Series 2006-C27. See "Summary of Pari Passu Split Loan
     Structures".

(2)  The cut-off date with respect to each pooled mortgage loan is the due date for the monthly debt service payment that is due in September 2006 (or, in the case of any mortgage loan that has its first due date after September
     2006, the later of the date of origination of such pooled mortgage loan and the date that would have been its due date in September 2006 under the terms of such mortgage loan if a monthly payment were scheduled to be due in such month).

                                        4

                          $2,557,911,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR13
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR13

II. STRUCTURE CHARACTERISTICS

The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K,
L, M, N, O and P Certificates will each accrue interest at one of the following:
(i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate.

IO STRUCTURE:

                                      Month    0     12    24    36    48    60    72    84     Maturity
                ---------------------------   ---   ---   ---   ---   ---   ---   ---   ---   -----------

Class A-1       AAA / AAA       [%]                                                           $  140.0 MM
Class A-2       AAA / AAA       [%]                                                           $   60.9 MM
Class A-3       AAA / AAA       [%]                                                           $  138.0 MM
Class A-AB      AAA / AAA       [%]                                                           $  136.1 MM
Class A-4       AAA / AAA       [%]                                                           $1,185.4 MM
Class A-1A      AAA / AAA       [%]                                                           $  374.3 MM
Class A-M       AAA / AAA       [%]                                                           $  290.7 MM
Class A-J       AAA / AAA       [%]                                                           $  232.5 MM
Class B         AA / AA         [%]                                                           $   65.4 MM
Class C         AA- / AA-       [%]                                                           $   29.1 MM
Class D         A / A           [%]                                                           $   40.0 MM
Class E         A- / A-         [%]                                                           $   29.1 MM
Class F         BBB+ / BBB+     [%]                                                           $   32.7 MM
Class G         BBB / BBB       [%]                                                           $   32.7 MM
Class H         BBB- / BBB-     [%]                                                           $   29.1 MM
Class J         BB+ / BB+       [%]                                                           $   18.2 MM
Class K         BB / BB         [%]                                                           $    3.6 MM
Class L         BB- / BB-       [%]                                                           $   10.9 MM
Classes M - P   B+ / B+ to NR   [%]                                                           $   58.1 MM

       X-1 + X2 IO Strip   X-1 Notional   X-2 Notional   NR = Not Rated

                                        5

                          $2,557,911,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR13
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR13

                       CLASS X-1 AND X-2 NOTIONAL AMOUNTS:

The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

     o    during the period from the Closing Date through and including the distribution date in September 2007, the sum of (a) the lesser of
          $126,779,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of
          $371,240,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G,
          H, J, K and L certificates outstanding from time to time;

     o    during the period following the distribution date in September 2007 through and including the distribution date in September 2008, the sum of (a) the lesser of $22,026,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $354,605,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D,
          E, F, G, H, J, K and L certificates outstanding from time to time;

     o    during the period following the distribution date in September 2008 through and including the distribution date in September 2009, the sum of (a) the lesser of $111,333,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $337,505,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-AB, A-4, A-M, A-J, B, C, D, E, F and
          G certificates outstanding from time to time and (c) the lesser of
          $6,760,000 and the total principal balance of the Class H certificates outstanding from time to time;

     o    during the period following the distribution date in September 2009 through and including the distribution date in September 2010, the sum of (a) the lesser of $5,480,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $321,127,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-AB, A-4, A-M, A-J, B, C, D and E certificates outstanding from time to time and (c) the lesser of $18,799,000 and the total principal balance of the Class F certificates outstanding from time to time;

     o    during the period following the distribution date in September 2010 through and including the distribution date in September 2011, the sum of (a) the lesser of $1,142,517,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $291,979,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B and C certificates outstanding from time to time and (c) the lesser of $38,176,000 and the total principal balance of the Class D certificates outstanding from time to time;

     o    during the period following the distribution date in September 2011 through and including the distribution date in September 2012, the sum of (a) the lesser of $1,046,696,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $275,220,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J and B certificates outstanding from time to time and (c) the lesser of $22,970,000 and the total principal balance of the Class C certificates outstanding from time to time;

     o    during the period following the distribution date in September 2012 through and including the distribution date in September 2013, the sum of (a) the lesser of $811,495,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $261,426,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-M and A-J certificates outstanding from time to time and (c) the lesser of $47,594,000 and the total principal balance of the Class B certificates outstanding from time to time;

     o    following the Distribution Date occurring in September 2013, $0.

                                        6

                          $2,557,911,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR13
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR13

III. COLLATERAL CHARACTERISTICS - ENTIRE POOL

CUT-OFF DATE BALANCE ($)
------------------------------------------------------------------
                                   NO. OF      AGGREGATE
                                  MORTGAGE    CUT-OFF DATE    % OF
                                    LOANS      BALANCE ($)    POOL
------------------------------------------------------------------
899,362 - 2,000,000                   36        52,487,685     1.8
2,000,001 - 3,000,000                 40       101,761,091     3.5
3,000,001 - 5,000,000                 62       244,474,437     8.4
5,000,001 - 7,000,000                 44       273,411,540     9.4
7,000,001 - 9,000,000                 30       237,291,623     8.2
9,000,001 - 11,000,000                19       188,989,215     6.5
11,000,001 - 13,000,000               14       164,614,252     5.7
13,000,001 - 15,000,000               16       228,130,732     7.8
15,000,001 - 17,000,000                5        83,054,967     2.9
17,000,001 - 19,000,000                7       127,172,803     4.4
19,000,001 - 21,000,000                4        80,035,367     2.8
21,000,001 - 31,000,000               15       380,571,417    13.1
31,000,001 - 61,000,000                4       161,050,000     5.5
61,000,001 - 80,000,000                4       268,119,000     9.2
80,000,001 - 145,889,811               3       315,553,851    10.9
------------------------------------------------------------------
TOTAL:                               303     2,906,717,980   100.0
==================================================================
Min: 899,362   Max: 145,889,811   Average: 9,593,129
------------------------------------------------------------------

STATE
--------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGED    CUT-OFF DATE    % OF
                                  PROPERTIES     BALANCE ($)    POOL
--------------------------------------------------------------------
California                             69        644,015,524    22.2
   Northern California                 37        471,189,445    16.2
   Southern California                 32        172,826,078     5.9
Georgia                                33        220,723,459     7.6
New Jersey                             23        183,219,217     6.3
Delaware                                6        171,353,396     5.9
Florida                                22        166,243,951     5.7
Texas                                  32        161,199,211     5.5
Pennsylvania                           14        142,964,724     4.9
Arizona                                12        103,553,868     3.6
Maryland                               11         88,296,994     3.0
Minnesota                              14         81,556,993     2.8
Other                                 155        943,590,642    32.5
--------------------------------------------------------------------
TOTAL:                                391      2,906,717,980   100.0
====================================================================

PROPERTY TYPE
--------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGED    CUT-OFF DATE    % OF
                                  PROPERTIES     BALANCE ($)    POOL
--------------------------------------------------------------------
Retail                                126      1,003,811,610    34.5
Office                                 53        730,735,372    25.1
Multifamily                            46        378,480,734    13.0
Industrial                             70        356,822,292    12.3
Hospitality                            72        334,194,798    11.5
Mixed Use                              12         64,457,331     2.2
Self Storage                            8         23,205,045     0.8
Manufactured Housing
Community                               3         11,138,714     0.4
Other                                   1          3,872,085     0.1
--------------------------------------------------------------------
TOTAL:                                391      2,906,717,980   100.0
====================================================================

MORTGAGE RATE (%)
------------------------------------------------------------------
                                   NO. OF      AGGREGATE
                                  MORTGAGE    CUT-OFF DATE    % OF
                                    LOANS      BALANCE ($)    POOL
------------------------------------------------------------------
5.1300 - 5.2500                        7        63,996,538     2.2
5.2501 - 5.5000                        8       171,028,418     5.9
5.5001 - 5.7500                       17       177,421,617     6.1
5.7501 - 6.0000                       38       643,593,050    22.1
6.0001 - 6.2500                      110       906,665,767    31.2
6.2501 - 6.5000                      105       868,041,241    29.9
6.5001 - 6.7500                       16        67,892,343     2.3
6.7501 - 6.8800                        2         8,079,006     0.3
------------------------------------------------------------------
TOTAL:                               303     2,906,717,980   100.0
==================================================================
Min: 5.1300   Max: 6.8800   Wtd Avg: 6.0694
------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
------------------------------------------------------------------
                                   NO. OF      AGGREGATE
                                  MORTGAGE    CUT-OFF DATE    % OF
                                    LOANS      BALANCE ($)    POOL
------------------------------------------------------------------
60                                    13       120,785,697     4.2
61 - 120                             281     2,686,998,200    92.4
121 - 180                              7        79,522,191     2.7
181 - 240                              2        19,411,892     0.7
------------------------------------------------------------------
TOTAL:                               303     2,906,717,980   100.0
==================================================================
Min: 60   Max: 240   Wtd Avg: 118
------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
------------------------------------------------------------------
                                   NO. OF      AGGREGATE
                                  MORTGAGE    CUT-OFF DATE    % OF
                                    LOANS      BALANCE ($)    POOL
------------------------------------------------------------------
57 - 60                               13       120,785,697     4.2
61 - 84                               11       138,381,020     4.8
85 - 120                             270     2,548,617,180    87.7
121 - 240                              9        98,934,083     3.4
------------------------------------------------------------------
TOTAL:                               303     2,906,717,980   100.0
==================================================================
Min: 57   Max: 240   Wtd Avg: 116
------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
------------------------------------------------------------------
                                   NO. OF      AGGREGATE
                                  MORTGAGE    CUT-OFF DATE    % OF
                                    LOANS      BALANCE ($)    POOL
------------------------------------------------------------------
1.11 - 1.20                           21       250,427,513     8.6
1.21 - 1.30                           75       439,656,952    15.1
1.31 - 1.40                           58       727,920,124    25.0
1.41 - 1.50                           62       677,053,379    23.3
1.51 - 1.60                           35       396,439,664    13.6
1.61 - 1.70                           18       183,864,208     6.3
1.71 - 1.80                            9        46,966,392     1.6
1.81 - 1.90                            5        56,704,735     2.0
1.91 - 2.00                            2        16,230,238     0.6
2.01 - 2.10                            6        51,002,000     1.8
2.11 - 2.20                            6        39,327,252     1.4
2.21 - 2.30                            1         2,789,271     0.1
2.31 - 2.50                            2         7,312,000     0.3
2.51 - 3.01                            3        11,024,253     0.4
------------------------------------------------------------------
TOTAL:                               303     2,906,717,980   100.0
==================================================================
Min: 1.11   Max: 3.01   Wtd Avg: 1.44
------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
------------------------------------------------------------------
                                   NO. OF      AGGREGATE
                                  MORTGAGE    CUT-OFF DATE    % OF
                                    LOANS      BALANCE ($)    POOL
------------------------------------------------------------------
22.6 - 40.0                            6        18,892,684     0.6
40.1 - 45.0                            8        49,292,377     1.7
45.1 - 50.0                           12        73,267,778     2.5
50.1 - 55.0                           14        73,804,379     2.5
55.1 - 60.0                           33       254,760,342     8.8
60.1 - 65.0                           39       277,944,905     9.6
65.1 - 70.0                           52       444,823,234    15.3
70.1 - 75.0                           73       953,634,387    32.8
75.1 - 80.0                           63       742,492,895    25.5
80.1 - 80.4                            3        17,805,000     0.6
------------------------------------------------------------------
TOTAL:                               303     2,906,717,980   100.0
==================================================================
Min: 22.6   Max: 80.4   Wtd Avg: 69.1
------------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
------------------------------------------------------------------
                                   NO. OF      AGGREGATE
                                  MORTGAGE    CUT-OFF DATE    % OF
                                    LOANS      BALANCE ($)    POOL
------------------------------------------------------------------
0.9 - 30.0                            10        78,860,497     2.7
30.1 - 35.0                            2         7,459,774     0.3
35.1 - 40.0                            9        40,369,871     1.4
40.1 - 45.0                           11        47,704,406     1.6
45.1 - 50.0                           29       217,760,420     7.5
50.1 - 55.0                           28       185,872,533     6.4
55.1 - 60.0                           64       656,552,566    22.6
60.1 - 65.0                           67       499,778,158    17.2
65.1 - 70.0                           48       593,309,755    20.4
70.1 - 75.0                           30       382,725,000    13.2
75.1 - 79.5                            5       196,325,000     6.8
------------------------------------------------------------------
TOTAL:                               303     2,906,717,980   100.0
==================================================================
Min: 0.9   Max: 79.5   Wtd Avg: 61.3
------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (AFTER IO PERIOD) (X)
------------------------------------------------------------------
                                   NO. OF      AGGREGATE
                                  MORTGAGE    CUT-OFF DATE    % OF
                                    LOANS      BALANCE ($)    POOL
------------------------------------------------------------------
1.05 - 1.20                           53       605,191,518    20.8
1.21 - 1.30                          106       839,044,513    28.9
1.31 - 1.40                           52       706,619,124    24.3
1.41 - 1.50                           33       346,612,813    11.9
1.51 - 1.60                           21       172,890,664     5.9
1.61 - 1.70                           13        99,413,445     3.4
1.71 - 1.80                            6        28,186,392     1.0
1.81 - 1.90                            5        21,164,735     0.7
2.01 - 2.10                            4        35,602,000     1.2
2.11 - 2.20                            4        30,867,252     1.1
2.21 - 2.30                            1         2,789,271     0.1
2.31 - 2.50                            2         7,312,000     0.3
2.51 - 3.01                            3        11,024,253     0.4
------------------------------------------------------------------
TOTAL:                               303     2,906,717,980   100.0
==================================================================
Min: 1.05   Max: 3.01   Wtd Avg: 1.35
------------------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans.

                                        7

                          $2,557,911,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR13
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR13

III. COLLATERAL CHARACTERISTICS - LOAN GROUP 1

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------
                                   NO. OF      AGGREGATE       % OF
                                  MORTGAGE    CUT-OFF DATE     LOAN
                                    LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------
899,362 - 2,000,000                   30        43,593,943      1.7
2,000,001 - 3,000,000                 36        91,548,539      3.6
3,000,001 - 5,000,000                 54       211,960,707      8.4
5,000,001 - 7,000,000                 37       231,843,655      9.2
7,000,001 - 9,000,000                 29       230,256,623      9.1
9,000,001 - 11,000,000                18       179,589,215      7.1
11,000,001 - 13,000,000               11       128,849,252      5.1
13,000,001 - 15,000,000               11       155,864,105      6.2
15,000,001 - 17,000,000                4        66,081,432      2.6
17,000,001 - 19,000,000                5        90,699,083      3.6
19,000,001 - 21,000,000                3        60,118,011      2.4
21,000,001 - 31,000,000               13       330,306,714     13.0
31,000,001 - 61,000,000                3       128,050,000      5.1
61,000,001 - 81,000,000                4       268,119,000     10.6
81,000,001 - 145,889,811               3       315,553,851     12.5
--------------------------------------------------------------------
TOTAL:                               261     2,532,434,130    100.0
====================================================================
Min: 899,362   Max: 145,889,811   Average: 9,702,813
--------------------------------------------------------------------

STATE
----------------------------------------------------------------------
                                    NO. OF       AGGREGATE       % OF
                                   MORTGAGED    CUT-OFF DATE     LOAN
                                  PROPERTIES    BALANCE ($)    GROUP 1
----------------------------------------------------------------------
California                             63        621,247,278     24.5
   Northern California                 31        448,421,200     17.7
   Southern California                 32        172,826,078      6.8
Georgia                                31        193,698,459      7.6
Delaware                                6        171,353,396      6.8
Florida                                21        153,055,328      6.0
Texas                                  29        142,811,343      5.6
New Jersey                             19        129,146,491      5.1
Arizona                                11         98,561,722      3.9
Maryland                               11         88,296,994      3.5
Minnesota                              13         80,081,771      3.2
Pennsylvania                           11         68,434,702      2.7
Other                                 134        785,746,646     31.0
----------------------------------------------------------------------
TOTAL:                                349      2,532,434,130    100.0
======================================================================

PROPERTY TYPE
----------------------------------------------------------------------
                                    NO. OF       AGGREGATE       % OF
                                   MORTGAGED    CUT-OFF DATE     LOAN
                                  PROPERTIES    BALANCE ($)    GROUP 1
----------------------------------------------------------------------
Retail                                126      1,003,811,610     39.6
Office                                 53        730,735,372     28.9
Industrial                             70        356,822,292     14.1
Hospitality                            72        334,194,798     13.2
Mixed Use                              12         64,457,331      2.5
Self Storage                            8         23,205,045      0.9
Manufactured Housing
Community                               3         11,138,714      0.4
Multifamily                             4          4,196,884      0.2
Other                                   1          3,872,085      0.2
----------------------------------------------------------------------
TOTAL:                                349      2,532,434,130    100.0
======================================================================

MORTGAGE RATE (%)
--------------------------------------------------------------------
                                   NO. OF      AGGREGATE       % OF
                                  MORTGAGE    CUT-OFF DATE     LOAN
                                    LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------
5.1300 - 5.2500                        7        63,996,538      2.5
5.2501 - 5.5000                        5       121,992,474      4.8
5.5001 - 5.7500                       13       115,652,430      4.6
5.7501 - 6.0000                       34       587,560,851     23.2
6.0001 - 6.2500                       94       749,891,666     29.6
6.2501 - 6.5000                       90       817,368,823     32.3
6.5001 - 6.7500                       16        67,892,343      2.7
6.7501 - 6.8800                        2         8,079,006      0.3
--------------------------------------------------------------------
TOTAL:                               261     2,532,434,130    100.0
====================================================================
Min: 5.1300   Max: 6.8800   Wtd Avg: 6.0877
--------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
--------------------------------------------------------------------
                                   NO. OF      AGGREGATE       % OF
                                  MORTGAGE    CUT-OFF DATE     LOAN
                                    LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------
60                                     7       100,330,697      4.0
61 - 120                             249     2,400,887,939     94.8
121 - 180                              3        11,803,602      0.5
181 - 240                              2        19,411,892      0.8
--------------------------------------------------------------------
TOTAL:                               261     2,532,434,130    100.0
====================================================================
Min: 60   Max: 240   Wtd Avg: 117
--------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
--------------------------------------------------------------------
                                   NO. OF      AGGREGATE       % OF
                                  MORTGAGE    CUT-OFF DATE     LOAN
                                    LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------
57 - 60                                7       100,330,697      4.0
61 - 84                               11       138,381,020      5.5
85 - 120                             238     2,262,506,918     89.3
121 - 240                              5        31,215,495      1.2
--------------------------------------------------------------------
TOTAL:                               261     2,532,434,130    100.0
====================================================================
Min: 57   Max: 240   Wtd Avg: 114
--------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
--------------------------------------------------------------------
                                   NO. OF      AGGREGATE       % OF
                                  MORTGAGE    CUT-OFF DATE     LOAN
                                    LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------
1.11 - 1.20                           20       248,952,291      9.8
1.21 - 1.30                           65       382,105,547     15.1
1.31 - 1.40                           42       592,482,069     23.4
1.41 - 1.50                           52       547,971,516     21.6
1.51 - 1.60                           32       355,229,960     14.0
1.61 - 1.70                           17       177,673,925      7.0
1.71 - 1.80                            9        46,966,392      1.9
1.81 - 1.90                            5        56,704,735      2.2
1.91 - 2.00                            2        16,230,238      0.6
2.01 - 2.10                            6        51,002,000      2.0
2.11 - 2.20                            6        39,327,252      1.6
2.21 - 2.30                            1         2,789,271      0.1
2.31 - 2.40                            2         7,312,000      0.3
2.41 - 3.01                            2         7,686,934      0.3
--------------------------------------------------------------------
TOTAL:                               261     2,532,434,130    100.0
====================================================================
Min: 1.11   Max: 3.01   Wtd Avg: 1.45
--------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------
                                   NO. OF      AGGREGATE       % OF
                                  MORTGAGE    CUT-OFF DATE     LOAN
                                    LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------
25.7 - 40.0                            5        15,555,365      0.6
40.1 - 45.0                            6        21,408,217      0.8
45.1 - 50.0                            8        41,518,720      1.6
50.1 - 55.0                           14        73,804,379      2.9
55.1 - 60.0                           30       247,148,078      9.8
60.1 - 65.0                           35       261,041,676     10.3
65.1 - 70.0                           48       416,999,774     16.5
70.1 - 75.0                           63       836,902,530     33.0
75.1 - 80.0                           50       611,490,390     24.1
80.1 - 80.4                            2         6,565,000      0.3
--------------------------------------------------------------------
TOTAL:                               261     2,532,434,130    100.0
====================================================================
Min: 25.7   Max: 80.4   Wtd Avg: 69.1
--------------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
--------------------------------------------------------------------
                                   NO. OF      AGGREGATE       % OF
                                  MORTGAGE    CUT-OFF DATE     LOAN
                                    LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------
2.5 - 25.0                             5        27,478,657      1.1
25.1 - 30.0                            1         5,990,340      0.2
30.1 - 35.0                            2         7,459,774      0.3
35.1 - 40.0                            8        37,327,428      1.5
40.1 - 45.0                            9        33,167,814      1.3
45.1 - 50.0                           27       211,328,985      8.3
50.1 - 55.0                           24       169,552,180      6.7
55.1 - 60.0                           63       650,362,283     25.7
60.1 - 65.0                           57       416,161,711     16.4
65.1 - 70.0                           36       438,754,959     17.3
70.1 - 75.0                           24       338,525,000     13.4
75.1 - 79.5                            5       196,325,000      7.8
--------------------------------------------------------------------
TOTAL:                               261     2,532,434,130    100.0
====================================================================
Min: 2.5   Max: 79.5   Wtd Avg: 61.7
--------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (AFTER IO PERIOD)  (X)
--------------------------------------------------------------------
                                   NO. OF      AGGREGATE       % OF
                                  MORTGAGE    CUT-OFF DATE     LOAN
                                    LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------
1.05 - 1.20                           44       504,817,291     19.9
1.21 - 1.30                           90       739,403,547     29.2
1.31 - 1.40                           44       635,596,069     25.1
1.41 - 1.50                           27       275,799,516     10.9
1.51 - 1.60                           20       149,985,960      5.9
1.61 - 1.70                           12        93,223,163      3.7
1.71 - 1.80                            6        28,186,392      1.1
1.81 - 1.90                            5        21,164,735      0.8
2.01 - 2.10                            4        35,602,000      1.4
2.11 - 2.20                            4        30,867,252      1.2
2.21 - 2.30                            1         2,789,271      0.1
2.31 - 3.01                            4        14,998,934      0.6
--------------------------------------------------------------------
TOTAL:                               261     2,532,434,130    100.0
====================================================================
Min: 1.05   Max: 3.01   Wtd Avg: 1.36
--------------------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans.

                                        8

                          $2,557,911,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR13
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR13

III. COLLATERAL CHARACTERISTICS - LOAN GROUP 2

CUT-OFF DATE BALANCE ($)
-------------------------------------------------------------------
                                   NO. OF      AGGREGATE      % OF
                                  MORTGAGE   CUT-OFF DATE     LOAN
                                    LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------------
1,180,828 - 2,000,000                 6         8,893,742      2.4
2,000,001 - 3,000,000                 4        10,212,552      2.7
3,000,001 - 5,000,000                 8        32,513,730      8.7
5,000,001 - 7,000,000                 7        41,567,885     11.1
7,000,001 - 9,000,000                 1         7,035,000      1.9
9,000,001 - 11,000,000                1         9,400,000      2.5
11,000,001 - 13,000,000               3        35,765,000      9.6
13,000,001 - 15,000,000               5        72,266,627     19.3
15,000,001 - 18,000,000               2        34,964,206      9.3
18,000,001 - 21,000,000               2        38,400,405     10.3
21,000,001 - 33,000,000               3        83,264,703     22.2
-------------------------------------------------------------------
TOTAL:                               42       374,283,850    100.0
===================================================================
Min: 1,180,828   Max: 33,000,000   Average: 8,911,520
-------------------------------------------------------------------

STATE
---------------------------------------------------------------------
                                    NO. OF       AGGREGATE      % OF
                                   MORTGAGED   CUT-OFF DATE     LOAN
                                  PROPERTIES    BALANCE ($)   GROUP 2
---------------------------------------------------------------------
Pennsylvania                           3         74,530,022     19.9
New Jersey                             4         54,072,726     14.4
Michigan                               4         44,916,585     12.0
Georgia                                2         27,025,000      7.2
California                             6         22,768,246      6.1
   Northern California                 6         22,768,246      6.1
Ohio                                   1         19,917,356      5.3
Texas                                  3         18,387,868      4.9
North Carolina                         1         17,990,671      4.8
Wyoming                                1         14,959,416      4.0
Florida                                1         13,188,623      3.5
Other                                 16         66,527,338     17.8
---------------------------------------------------------------------
TOTAL:                                42        374,283,850    100.0
=====================================================================

PROPERTY TYPE
---------------------------------------------------------------------
                                    NO. OF       AGGREGATE      % OF
                                   MORTGAGED   CUT-OFF DATE     LOAN
                                  PROPERTIES    BALANCE ($)   GROUP 2
---------------------------------------------------------------------
Multifamily                           42        374,283,850    100.0
---------------------------------------------------------------------
TOTAL:                                42        374,283,850    100.0
=====================================================================

MORTGAGE RATE (%)
-------------------------------------------------------------------
                                   NO. OF      AGGREGATE      % OF
                                  MORTGAGE   CUT-OFF DATE     LOAN
                                    LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------------
5.3000 - 5.5000                       3        49,035,944     13.1
5.5001 - 5.7500                       4        61,769,187     16.5
5.7501 - 6.0000                       4        56,032,199     15.0
6.0001 - 6.2500                      16       156,774,102     41.9
6.2501 - 6.4700                      15        50,672,418     13.5
-------------------------------------------------------------------
TOTAL:                               42       374,283,850    100.0
===================================================================
Min: 5.3000   Max: 6.4700   Wtd Avg: 5.9450
-------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
-------------------------------------------------------------------
                                   NO. OF      AGGREGATE      % OF
                                  MORTGAGE   CUT-OFF DATE     LOAN
                                    LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------------
60                                    6        20,455,000      5.5
61 - 120                             32       286,110,262     76.4
121 - 180                             4        67,718,588     18.1
-------------------------------------------------------------------
TOTAL:                               42       374,283,850    100.0
===================================================================
Min: 60   Max: 180   Wtd Avg: 128
-------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
-------------------------------------------------------------------
                                   NO. OF      AGGREGATE      % OF
                                  MORTGAGE   CUT-OFF DATE     LOAN
                                    LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------------
57 - 60                               6        20,455,000      5.5
85 - 120                             32       286,110,262     76.4
121 - 166                             4        67,718,588     18.1
-------------------------------------------------------------------
TOTAL:                               42       374,283,850    100.0
===================================================================
Min: 57   Max: 166   Wtd Avg: 123
-------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
-------------------------------------------------------------------
                                   NO. OF      AGGREGATE      % OF
                                  MORTGAGE   CUT-OFF DATE     LOAN
                                    LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------------
1.15 - 1.20                           1         1,475,222      0.4
1.21 - 1.30                          10        57,551,405     15.4
1.31 - 1.40                          16       135,438,055     36.2
1.41 - 1.50                          10       129,081,864     34.5
1.51 - 1.60                           3        41,209,703     11.0
1.61 - 1.70                           1         6,190,283      1.7
1.71 - 2.54                           1         3,337,318      0.9
-------------------------------------------------------------------
TOTAL:                               42       374,283,850    100.0
===================================================================
Min: 1.15   Max: 2.54   Wtd Avg: 1.42
-------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------------------
                                   NO. OF      AGGREGATE      % OF
                                  MORTGAGE   CUT-OFF DATE     LOAN
                                    LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------------
22.6 - 45.0                           3        31,221,478      8.3
45.1 - 50.0                           4        31,749,058      8.5
55.1 - 60.0                           3         7,612,263      2.0
60.1 - 65.0                           4        16,903,229      4.5
65.1 - 70.0                           4        27,823,460      7.4
70.1 - 75.0                          10       116,731,857     31.2
75.1 - 80.3                          14       142,242,505     38.0
-------------------------------------------------------------------
TOTAL:                               42       374,283,850    100.0
===================================================================
Min: 22.6   Max: 80.3   Wtd Avg: 68.8
-------------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
-------------------------------------------------------------------
                                   NO. OF      AGGREGATE      % OF
                                  MORTGAGE   CUT-OFF DATE     LOAN
                                    LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------------
0.9 - 40.0                            5        48,433,944     12.9
40.1 - 45.0                           2        14,536,592      3.9
45.1 - 50.0                           2         6,431,435      1.7
50.1 - 55.0                           4        16,320,353      4.4
55.1 - 60.0                           1         6,190,283      1.7
60.1 - 65.0                          10        83,616,447     22.3
65.1 - 70.0                          12       154,554,796     41.3
70.1 - 72.7                           6        44,200,000     11.8
-------------------------------------------------------------------
TOTAL:                               42       374,283,850    100.0
===================================================================
Min: 0.9   Max: 72.7   Wtd Avg: 58.5
-------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (AFTER IO PERIOD) (X)
-------------------------------------------------------------------
                                   NO. OF      AGGREGATE      % OF
                                  MORTGAGE   CUT-OFF DATE     LOAN
                                    LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------------
1.10 - 1.20                           9       100,374,227     26.8
1.21 - 1.30                          16        99,640,966     26.6
1.31 - 1.40                           8        71,023,055     19.0
1.41 - 1.50                           6        70,813,298     18.9
1.51 - 1.60                           1        22,904,703      6.1
1.61 - 1.70                           1         6,190,283      1.7
1.71 - 2.54                           1         3,337,318      0.9
-------------------------------------------------------------------
TOTAL:                               42       374,283,850    100.0
===================================================================
Min: 1.10   Max: 2.54   Wtd Avg: 1.33
-------------------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans.

                                        9

                          $2,557,911,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR13
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR13

IV.  LARGE LOAN DESCRIPTION

                                TEN LARGEST LOANS

-------------------------------------------------------------------------------------------------------------------------

MORTGAGE                                   MORTGAGE                                      PROPERTY    CUT-OFF DATE   % OF
LOAN NO.   PROPERTY NAME                 LOAN SELLER   CITY                   STATE        TYPE         BALANCE     POOL
-------------------------------------------------------------------------------------------------------------------------

    1      Alexandria Portfolio             BSCMI      South San Francisco      CA     Office        $145,889,811    5.0%
    2      CSM Hotel Portfolio               PMCF      Various               Various   Hospitality   $ 85,664,040    2.9%
    3      Paces West(1)                    BSCMI      Atlanta                  GA     Office        $ 84,000,000    2.9%
    4      RLJ Hotel Portfolio(2) (3)        WFB       Various               Various   Hospitality   $ 75,044,000    2.6%
    5      DRA Capital Center II & III       WFB       Rancho Cordova           CA     Office        $ 67,700,000    2.3%
    6      Fairmont Plaza Office(4)         BSCMI      San Jose                 CA     Office        $ 64,000,000    2.2%
    7      Brandywine Anchors               BSCMI      Wilmington               DE     Retail        $ 61,375,000    2.1%
    8      First Industrial Portfolio        WFB       Various                  GA     Industrial    $ 54,500,000    1.9%
    9      Le Pavillon Hotel(5)             BSCMI      New Orleans              LA     Hospitality   $ 42,000,000    1.4%
   10      Pennswood Apartments(6)          BSCMI      Harrisburg               PA     Multifamily   $ 33,000,000    1.1%
-------------------------------------------------------------------------------------------------------------------------
           TOTAL/WEIGHTED AVERAGES                                                                   $713,172,851   24.5%
=========================================================================================================================

---------------------------------------------------------------------
           ROOMS /    LOAN PER            U/W     CUT-OFF   BALLOON /
MORTGAGE     SF /    ROOM / SF    U/W     DSCR      DATE       ARD
LOAN NO.   UNITS      / UNIT     DSCR   POST IO     LTV        LTV
---------------------------------------------------------------------

    1      437,358    $ 333.57   1.39x   1.39x     67.4%      57.9%
    2        1,050    $ 81,585   1.43x   1.43x     70.6%      59.9%
    3      646,471    $ 129.94   1.53x   1.25x     73.6%      68.4%
    4        5,429    $ 92,936   1.59x   1.37x     70.5%      64.7%
    5      531,410    $ 127.40   1.20x   1.20x     72.4%      72.4%
    6      334,333    $ 191.43   1.50x   1.26x     73.6%      68.8%
    7      444,618    $ 138.04   1.36x   1.36x     76.1%      76.1%
    8      960,791    $  56.72   1.35x   1.35x     76.2%      76.2%
    9          226    $185,841   1.61x   1.29x     64.6%      54.2%
   10          688    $ 47,965   1.38x   1.18x     72.2%      67.8%
---------------------------------------------------------------------
                                 1.43X   1.33X     71.4%      65.7%
=====================================================================

(1)  The loan is interest only for the initial 60 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(2)  The subject $75,044,000 mortgage loan represents a 14.9% pari passu portion of a $504,548,870 mortgage loan. All LTV, DSCR and Loan per Room numbers shown above are based on the total $504,548,870 financing.

(3)  The loan is interest only for the initial 42 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(4)  The loan is interest only for the initial 60 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(5)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 300-month amortization term.

(6)  The loan is interest only for the initial 60 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

                                       10

                          $2,557,911,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR13
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR13

V.   COLLATERAL DESCRIPTION

                           LOAN GROUP 1 - 5 YEAR LOANS

-------------------------------------------------------------------------------------------------------------------

           MORTGAGE                                                                                            % OF
MORTGAGE     LOAN                                                                 PROPERTY     CUT-OFF DATE   TOTAL
LOAN NO.    SELLER    PROPERTY NAME                    CITY             STATE       TYPE          BALANCE      POOL
-------------------------------------------------------------------------------------------------------------------

     5        WFB     DRA Capital Center II & III      Rancho Cordova     CA    Office         $ 67,700,000    2.3%
    50        PCF     Pacheco Pass Phase II Shopping   Gilroy             CA    Retail         $ 14,687,538    0.5%
    92        WFB     Golden Eagle Center              Petaluma           CA    Retail         $  9,250,000    0.3%
   185        WFB     Lake Zurich Self Storage         Lake Zurich        IL    Self Storage   $  4,500,000    0.2%
   256        WFB     1460 Westwood Boulevard Office
                      Building                         Los Angeles        CA    Mixed Use      $  2,294,506    0.1%
   302      PCF II    Ellsworth Apartments             Berkeley           CA    Multifamily    $    999,291    0.0%
   303      PCF II    Regent Apartments                Berkeley           CA    Multifamily    $    899,362    0.0%
-------------------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGES                                                  $100,330,697    3.5%
===================================================================================================================

--------------------------------------------------------------------------------------
                     LOAN PER
             SF /      SF /              DSCR    CUT-OFF   BALLOON /   REM.     REM.
MORTGAGE    UNITS     UNIT /           POST IO     DATE       ARD       IO     TERM TO
LOAN NO.   / ROOMS     ROOM     DSCR    PERIOD     LTV        LTV      TERM   MATURITY
--------------------------------------------------------------------------------------

     5     531,410   $ 127.40   1.20x   1.20x     72.4%      72.4%      59       59
    50      79,483   $ 184.79   2.14x   2.14x     58.8%      58.8%      60       60
    92      69,170   $ 133.73   1.47x   1.26x     56.4%      54.5%      23       59
   185      69,425   $  64.82   1.39x   1.39x     57.1%      57.1%      58       58
   256      15,183   $ 151.12   1.25x   1.25x     44.1%      41.7%     NAP       57

   302           4   $249,823   1.29x   1.29x     52.6%      49.7%     NAP       59
   303           3   $299,787   1.21x   1.21x     60.0%      56.6%     NAP       59
--------------------------------------------------------------------------------------
                                1.37X   1.35X     67.3%      67.0%               59
======================================================================================

                           LOAN GROUP 1 - 7 YEAR LOANS

-------------------------------------------------------------------------------------------------------------------

           MORTGAGE                                                                                            % OF
MORTGAGE     LOAN                                                                 PROPERTY     CUT-OFF DATE   TOTAL
LOAN NO.    SELLER    PROPERTY NAME                   CITY               STATE       TYPE         BALANCE      POOL
-------------------------------------------------------------------------------------------------------------------

     8        WFB     First Industrial Portfolio      Various              GA    Industrial    $ 54,500,000    1.9%
    49        WFB     KBS-Sabal Pavilion              Tampa                FL    Office        $ 14,700,000    0.5%
    67        PCF     70 Mendon Road                  Cumberland           RI    Retail        $ 11,531,000    0.4%
    72        PCF     505 N. Main Street              Southington          CT    Retail        $ 11,145,000    0.4%
    86        WFB     Hampton Inn Venice              Venice               FL    Hospitality   $  9,800,000    0.3%
    91        PCF     Telo Medical Center             Torrance             CA    Office        $  9,282,541    0.3%
   100        PCF     542 Berlin-Cross Keys Road      Sicklerville         NJ    Retail        $  8,535,000    0.3%
   138       PMCF     Kobosko Crossing                Wellington           FL    Retail        $  6,490,489    0.2%
   156        PCF     Crockett Square                 Morristown           TN    Retail        $  5,812,000    0.2%
   192        PCF     1315 South Pleasantburg Drive   Greenville           SC    Retail        $  4,286,000    0.1%
   255      PCF II    4650 Forge Road                 Colorado Springs     CO    Industrial    $  2,298,990    0.1%
   281        WFB     Fed Ex - Maple Grove            Maple Grove          MN    Industrial    $  1,500,000    0.1%
-------------------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGES                                                  $139,881,020    4.8%
===================================================================================================================

--------------------------------------------------------------------------------------
                     LOAN PER
             SF /       SF /             DSCR    CUT-OFF   BALLOON /   REM.     REM.
MORTGAGE   UNITS /    UNIT /           POST IO     DATE       ARD       IO     TERM TO
LOAN NO.    ROOMS      ROOM     DSCR    PERIOD     LTV        LTV      TERM   MATURITY
--------------------------------------------------------------------------------------

     8     960,791    $ 56.72   1.35x   1.35x     76.2%      76.2%      82       82
    49     120,500    $121.99   1.54x   1.54x     60.0%      60.0%      83       83
    67      85,799    $134.40   2.04x   2.04x     58.3%      58.3%      82       82
    72      64,948    $171.60   2.12x   2.12x     57.4%      57.4%      82       82
    86         109    $89,908   1.97x   1.70x     74.2%      69.9%      21       81
    91      39,963    $232.28   1.36x   1.36x     71.4%      64.2%      NAP      82
   100      68,323    $124.92   2.01x   2.01x     57.3%      57.3%      82       82
   138      38,100    $170.35   1.89x   1.89x     45.4%      41.5%      NAP      82
   156     107,122    $ 54.26   2.34x   2.34x     51.9%      51.9%      80       80
   192      55,718    $ 76.92   2.03x   2.03x     58.3%      58.3%      82       82
   255      61,487    $ 37.39   1.32x   1.32x     68.0%      64.2%      NAP      83
   281      37,680    $ 39.81   2.33x   2.33x     49.6%      49.6%      87       87
--------------------------------------------------------------------------------------
                                1.67X   1.65X     66.5%      65.5%               82
======================================================================================

                                       11

                          $2,557,911,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR13
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR13

VI.  SUMMARY OF PARI PASSU SPLIT LOAN STRUCTURES (1)

                                                                          WHETHER
                                                                           NOTE
                                    WHETHER NOTE                          IS LEAD
                     RELATED NOTES     IS HELD                           SERVICER
                     IN LOAN GROUP    BY SERIES                           FOR THE       CURRENT MASTER
                       (ORIGINAL     2006-PWR13                         ENTIRE LOAN      SERVICER FOR       CURRENT SPECIAL SERVICER
   PROPERTY NAME        BALANCE)     TRUST FUND      HOLDER OF NOTE      GROUP (2)   SECURITIZED NOTE (3)   FOR SECURITIZED NOTE (4)
------------------------------------------------------------------------------------------------------------------------------------

RLJ Hotel Portfolio  Senior A Notes (pari passu with each other)
                      $292,185,000        No         WCMSI 2006-C27         Yes         Wachovia Bank,         LNR Partners, Inc.
                                                                                     National Association
                      $ 41,952,230        No      MSCI Series 2006-HQ9       No        Wells Fargo Bank,   J.E. Robert Company, Inc.
                                                                                     National Association
                      $ 95,367,640        No          MLMT 2006-C2           No         Wachovia Bank,     J.E. Robert Company, Inc.
                                                                                     National Association
                      $ 75,044,000       Yes        BSCMSI 2006-PWR13        No        Wells Fargo Bank,       LNR Partners, Inc.
                                                                                     National Association
                     Subordinate B Note
                             N/A         N/A               N/A              N/A               N/A                     N/A

(1)  This table only includes those loans with pari passu loan structures.

(2)  Indicates whether the pooling and servicing agreement for the trust that holds the relevant note or tranche is also the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(3)  Indicates the identity of the master servicer for the holder of the relevant note, whether or not the same entity is the master servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(4)  Indicates the identity of the special servicer for the holder of the relevant note, whether or not the same entity is the special servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

                                       12

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       13

                   MORTGAGE LOAN NO. 1 -- ALEXANDRIA PORTFOLIO

                               [5 PHOTOS OMITTED]

                                       14

                   MORTGAGE LOAN NO. 1 -- ALEXANDRIA PORTFOLIO

                                  [MAP OMITTED]

                                       15

                   MORTGAGE LOAN NO. 1 -- ALEXANDRIA PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $146,000,000

CUT-OFF DATE BALANCE:            $145,889,811

FIRST PAYMENT DATE:              09/01/2006

INTEREST RATE:                   6.34800%

AMORTIZATION TERM:               360 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   08/01/2016

EXPECTED MATURITY BALANCE:       $125,313,070

SPONSOR:                         Alexandria Real Estate Equities, Inc.

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 25-payment lockout from the first payment date,
                                 with the greater of 1% or yield maintenance for
                                 the following 91 payments, and open to
                                 prepayment without premium thereafter through
                                 the maturity date.

CUT-OFF DATE BALANCE PER SF:     $333.57

UP-FRONT RESERVES:               Replacement:     $7,289

                                 Other: (1)       $11,910,583

ONGOING RESERVES:                RE Taxes: (2)    Springing
                                 Insurance: (2)   Springing
                                 Replacement:     $7,289 / month
                                 TI/LC: (2)       Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P) :      NAP

SINGLE ASSET/PORTFOLIO:          Portfolio

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Urban

LOCATION:                        South San Francisco, CA

YEAR BUILT/RENOVATED:            Various - See Table

PERCENT LEASED (AS OF):          97.7% (Various)

NET RENTABLE AREA:               437,358

THE COLLATERAL:                  Four office/lab properties located in South San
                                 Francisco, California.

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Alexandria Management, Inc.

3RD RECENT NOI (AS OF):          NAP

2ND RECENT NOI (AS OF):          NAP

MOST RECENT NOI (AS OF): (3)     $10,601,652 (TTM 12/31/2005)

U/W NET OP. INCOME:              $15,791,651

U/W NET CASH FLOW:               $15,177,111

U/W OCCUPANCY:                   95.2%

APPRAISED VALUE (AS OF):         $216,500,000 (05/02/2006)

CUT-OFF DATE LTV RATIO:          67.4%

LTV RATIO AT MATURITY:           57.9%

U/W DSCR:                        1.39x

U/W DSCR POST IO:                NAP
--------------------------------------------------------------------------------

(1)  The other reserve consists of $9,276,039 for Genentech TI/LC costs related to building out its space, $905,344 for Genentech which amount equates to
     12-months of rent, and $1,729,200 for MJ Research which went dark shortly after being acquired by Bio-Rad in 2005. MJ Research is still paying rent on the space and the reserve shall be held as additional collateral for the loan until the borrower finds a replacement tenant acceptable to the lender.

(2)  The borrowers are not required to make tax and insurance deposits so long as evidence of tax and insurance payments are provided to lender and a
     Lockbox Trigger Event has not occurred. The borrowers are not required to make TI/LC deposits so long as evidence of Eligible Rollover Expense
     Payments (as defined in the loan documents) is provided to lender, a
     Lockbox Trigger Event has not occurred, and Alexandria Real Estate
     Equities, Inc. maintains its guaranty of such Eligible Rollover Expense
     Deposits and a minimum net worth of $550,000,000. In the event TI/LC deposits are required, the deposits will be in the amount of $41,667 per month subject to a cap of $2,500,000. If the net worth of Alexandria Real
     Estate Equities, Inc. falls below $550,000,000, then in addition to such guaranty Alexandria Real Estate Equities, Inc. must immediately deposit in cash (or evergreen letter of credit acceptable to lender) the cumulative monthly amount of cash that would otherwise have accumulated into the ongoing TI/LC reserve. Additional TI/LC may spring after, among other things, the date that is 12 months prior to the lease expiration of
     Theravance or Theravance is subject to bankruptcy action or Theravance
     "goes dark." The borrowers are not required to make the additional TI/LC deposits so long as evidence or Theravance Eligible Rollover Expense
     Payments (as defined in the loan documents) is provided to lender or borrowers deposit Theravance Eligible Rollover Reserve Deposits (as defined in the loan documents) into the Theravance Rollover Reserve Account, a
     Lockbox Trigger Event has not occurred, and Alexandria Real Estate
     Equities, Inc. maintains its guaranty of such Theravance Eligible Rollover
     Reserve Deposits and a minimum net worth of $550,000,000. If the net worth of Alexandria Real Estate Equities, Inc. falls below $550,000,000, then in addition to such guaranty Alexandria Real Estate Equities, Inc. must immediately deposit in cash (or evergreen letter of credit acceptable to lender) the cumulative monthly amount of cash that would otherwise have accumulated into the Theravance TI/LC reserve. In the event additional
     TI/LC deposits are required, the deposits will be in the amount of $489,000 per month subject to a cap of $5,870,000. A "Lockbox Trigger Event" is (i)
     an event of default, (ii) the bankruptcy or insolvency of borrower, or
     (iii) the aggregate DSCR for the preceding six (6) months annualized shall be less than 1.10x, as reasonably determined by Lender.

(3)  681 Gateway was constructed in 2006 with the related tenant lease commencing as of September 1, 2006. As such the Most Recent NOI does not reflect any income from this property.

THE ALEXANDRIA PORTFOLIO LOAN.

     THE LOAN. The largest loan (the "Alexandria Portfolio Loan") is a
$146,000,000 first mortgage loan secured by the borrower's fee interest in four office/lab properties located in South San Francisco, California (the
"Alexandria Portfolio Properties").

     THE BORROWER. The borrowers, ARE-SAN Francisco No. 32, LLC; ARE - 901/951
Gateway Boulevard, LLC; and ARE-SAN Francisco No. 17, LLC, are single purpose entities that own no material assets other than the Alexandria Portfolio
Properties and related interests. The borrowers each are single member Delaware limited liability companies structured with an independent manager. A non-consolidation opinion was delivered at origination. The sponsor of the loan is Alexandria Real Estate Equities, Inc. (NYSE: ARE), a real estate investment trust focused principally on the ownership, operation, management, acquisition and development of properties containing office/laboratory space. Alexandria
Real Estate Equities, Inc. ("ARE") owns and operates properties in California,
Washington, the District of Columbia, Massachusetts, New Jersey and
Pennsylvania. As of June 30, 2006, ARE's portfolio consisted of 149 properties comprising approximately 10.5 million square feet of office/laboratory space.

                                       16

     THE PROPERTIES. The Alexandria Portfolio Properties consist of four office/lab properties comprising 437,358 square feet, located in South San
Francisco, California. Three of the properties are single-tenant, while one property has four tenants. On a combined basis, the portfolio is approximately
97.7% leased to various biotechnology companies and the portfolio is approximately 42% lab space and 58% office space. The largest tenant across the portfolio is Theravance, Inc. (NASDAQ: THRX) which accounts for 38.9% of the portfolio's net rentable area and 33.7% of the portfolio's in-place base rent under leases expiring in 2012. The second largest tenant across the portfolio is
Genentech, Inc. (NYSE: DNA; rated A+/A1/NR by S&P/Moody's/Fitch) which accounts for 29.0% of the portfolio's net rentable area and 30.8% of the portfolio's in-place base rent on a long term lease expiring in 2018. ARE acquired the properties for an aggregate purchase price of $105 million and has subsequently spent approximately $32.5 million in tenant improvements across the portfolio.
The tenants have invested a substantial amount of money in their spaces.

     More specific information about each property is set forth in the tables below:

------------------------------------------------------------------------------------------------------------------------------------
                                                      YEAR BUILT/  ALLOCATED CUT-OFF           PERCENT                   APPRAISED
PROPERTY                            LOCATION           RENOVATED   DATE LOAN BALANCE    NRA     LEASED    U/W NCF          VALUE
------------------------------------------------------------------------------------------------------------------------------------

681 Gateway Boulevard        South San Francisco, CA   2006 / NAP     $ 50,711,698    126,971   100.0%  $ 5,336,963    $ 68,500,000
901 Gateway Boulevard        South San Francisco, CA   2000 / NAP     $ 37,971,321    110,428   100.0%  $ 3,501,766    $ 53,000,000
7000 Shoreline Court         South San Francisco, CA   2000 / NAP     $ 35,223,396    140,143    92.9%  $ 4,291,060    $ 65,000,000
951 Gateway Boulevard        South San Francisco, CA   2002 / NAP     $ 21,983,396     59,816   100.0%  $ 2,047,322    $ 30,000,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO / WTD. AVG.                                           $145,889,811    437,358    97.7%  $15,177,111    $216,500,000
====================================================================================================================================

----------------------------------------------------------------------------------------------------------------------------------
                                                                                            U/W      % OF      % OF
                                                                                            BASE   PROPERTY  PORTFOLIO
                                                          % OF       % OF                 RENT ($    U/W       U/W
                                                 TENANT  PROPERTY  PORTFOLIO   U/W BASE     PER      BASE      BASE       LEASE
PROPERTY               LARGEST TENANT             NRA      NRA       NRA         RENT       NRA)     RENT      RENT     EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

681 Gateway Boulevard  Genentech, Inc.          126,971   100.0%     29.0%    $5,362,358   $42.23   100.0%      30.8%   09/01/2018
901 Gateway Boulevard  Theravance, Inc.         110,428   100.0%     25.2%    $3,708,588   $33.58   100.0%      21.3%   03/31/2012
7000 Shoreline Court   Oscient Pharmaceuticals   68,460    48.9%     15.7%    $4,242,209   $61.97    68.6%      24.4%   02/28/2011
951 Gateway Boulevard  Theravance, Inc.          59,816   100.0%     13.7%    $2,162,244   $36.15   100.0%      12.4%   03/31/2012
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE (1)

              # OF LEASES   TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL SF      CUMULATIVE % OF     AVERAGE U/W BASE
   YEAR      EXPIRING (2)   EXPIRING      EXPIRING           EXPIRING             SF EXPIRING     RENT PER SF EXPIRING
----------------------------------------------------------------------------------------------------------------------

  Vacant          --           9,956         2%                9,956                   2%                    --
    MTM           --              --         --                9,956                   2%                    --
   2006           --              --         --                9,956                   2%                    --
   2007            1          18,824         4%               28,780                   7%                $38.56
   2008           --              --         --               28,780                   7%                    --
   2009           --              --         --               28,780                   7%                    --
   2010           --              --         --               28,780                   7%                    --
   2011            3         111,363        25%              140,143                  32%                $49.04
   2012            2         170,244        39%              310,387                  71%                $34.48
   2013           --              --         --              310,387                  71%                    --
   2014           --              --         --              310,387                  71%                    --
   2015           --              --         --              310,387                  71%                    --
Thereafter         1         126,971        29%              437,358                 100%                $42.23
======================================================================================================================

(1)  The information in the table is based on the underwritten rent roll.

(2)  Theravance, Inc., which leases 100% of 901 Gateway Boulevard and 951
     Gateway Boulevard, has two leases expiring in 2012.

     PROPERTY MANAGEMENT. The properties are managed by Alexandria Management,
Inc., an affiliate of the borrowers.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PROPERTIES. The borrowers are permitted to obtain a release of any property (except for 681 Gateway Boulevard, which can only be released with lender's consent) during the term of the loan, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among others, payment of a release price of 120% of the allocated loan amount and satisfaction of certain LTV and DSCR requirements. The DSCR immediately after the release must be greater than or equal to the greater of 1.20x (1.25x for the second release and 1.30x thereafter) and the DSCR immediately preceding the release. The LTV

                                       17

immediately after the release must be less than or equal to the lower of 80% (75% for the second release and 70% thereafter) and the LTV immediately preceding the release.

     SUBSTITUTION OF PROPERTIES. The borrowers are permitted to substitute no more than two individual properties (except for 681 Gateway Boulevard, which may only be substituted with lender's consent) with replacement properties that are also an office/laboratory or an office property if (i) the DSCR of the portfolio, after giving effect to the substitution, is not less than the greater of the DSCR as of the date of origination of the loan and the DSCR immediately before the substitution, (ii) the net operating income for the replacement property does not show a downward trend in the last three years and is not less than the net operating income for the substituted property in the last twelve months, (iii) the replacement property's DSCR is not less than the substituted property's DSCR in the last twelve months, (iv) if the replacement property is a single tenant property, the tenant must have comparable credit quality and financial strength as the substituted property's tenant and (v) confirmation from the rating agencies of no withdrawal, qualification or downgrade of the then-current ratings of the certificates.

                                       18

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       19

                   MORTGAGE LOAN NO. 2 -- CSM HOTEL PORTFOLIO

                               [6 PHOTOS OMITTED]

                                       20

                   MORTGAGE LOAN NO. 2 -- CSM HOTEL PORTFOLIO

                                [5 MAPS OMITTED]

                                       21

                   MORTGAGE LOAN NO. 2 -- CSM HOTEL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            PMCF

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $85,900,000

CUT-OFF DATE BALANCE:            $85,664,040

FIRST PAYMENT DATE:              07/05/2006

INTEREST RATE:                   5.87500%

AMORTIZATION TERM:               360 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   06/05/2016

EXPECTED MATURITY BALANCE:       $72,731,608

SPONSOR:                         CSM Investors, Inc.

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 28-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 88 payments, and open to prepayment without
                                 premium thereafter through the maturity date.

CUT-OFF DATE BALANCE PER ROOM:   $81,585

UP-FRONT RESERVES:               RE Taxes:        $602,692
                                 Other: (1)       $4,500,000 (LOC)

ONGOING RESERVES: (2)            RE Taxes: (3)    Springing
                                 Insurance: (4)   Springing
                                 FF&E: (5)        Springing
                                 Other: (6)       $1,524,394 / year

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P)        NAP

SINGLE ASSET/PORTFOLIO:          Portfolio

PROPERTY TYPE:                   Hospitality

PROPERTY SUB-TYPE:               Various

LOCATION:                        Various - See Table

YEAR BUILT/RENOVATED:            Various - See Table

PORTFOLIO OCCUPANCY (AS OF):     71.9%  (TTM 03/31/2006)

PORTFOLIO ADR (AS OF):           $90.45 (TTM 03/31/2006)

PORTFOLIO REVPAR (AS OF):        $65.04 (TTM 03/31/2006)

TOTAL ROOMS:                     1,050

THE COLLATERAL:                  Eight hotel properties located in Minnesota,
                                 Massachusetts, Oregon, Washington and Michigan.

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             CSM Lodging Services, Inc.

3RD RECENT NOI (AS OF):          $4,341,148 (TTM 12/31/2004)

2ND RECENT NOI (AS OF):          $6,893,532 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):         $9,284,508 (TTM 03/31/2006)

U/W NET OP. INCOME:              $9,978,542

U/W NET CASH FLOW:               $8,696,511

U/W OCCUPANCY:                   74.6%

APPRAISED VALUE (AS OF):         $121,800,000 (03/2006)

CUT-OFF DATE LTV RATIO:          70.6%

LTV RATIO AT MATURITY:           59.9%

U/W DSCR:                        1.43x

U/W DSCR POST IO:                NAP
--------------------------------------------------------------------------------

(1)  At origination, the borrower posted a letter of credit in the amount of
     $4,500,000 ("Marriott Minneapolis Reserve Funds"). So long as no event of default under the loan is continuing, the funds will be released to the borrower on the date that: (i) the property located in St. Louis Park,
     Minnesota achieves underwritable cash flow of $2,421,864 on a trailing six-month basis, and (ii) the portfolio achieves a DSCR on a trailing six-month basis of 1.40x, as further set forth in the mortgage loan documents.

(2)  In lieu of making payments to any of the reserve funds, the borrower may deliver a letter of credit in accordance with the mortgage loan documents.

(3)  Monthly tax deposits are not required, provided that: (i) no event of default under the loan is continuing; (ii) lender receives reasonably acceptable evidence of the payment of all taxes; and (iii) the borrower deposits with lender an amount, as determined from time to time by lender, equal to the sum of the amount of payment of taxes next due with regard to each individual property. The borrower is required to provide lender with notice of any increases in the annual payments for taxes 30 days prior to the effective date of any such increase and the amount, if any, deposited by the borrower, as further set forth in the mortgage loan documents.

(4)  Monthly insurance deposits are not required, provided that: (i) no event of default under the loan is continuing; (ii) lender receives reasonably acceptable evidence of the payment of all insurance premiums; and (iii)
     lender receives reasonably acceptable evidence that the policies required pursuant to the loan agreement are being provided by the borrower pursuant to a blanket insurance policy in accordance with the mortgage loan documents.

(5)  During the continuance of a Replacement Funds Period (as hereinafter defined), the borrower is required to deposit monthly the Replacement Funds
     Monthly Deposit (as hereinafter defined) until such time as the amount in the reserve account equals 24 times the amount of the Replacement Funds
     Monthly Deposit in effect from time to time (the "Cap"). "Replacement Funds
     Period" means any period commencing on the date that the DSCR for the portfolio falls below 1.35x, and continuing until such date as the DSCR is at least 1.40x for a continuous period of six months, and no event of default under the loan has occurred and is continuing. "Replacement Funds
     Monthly Deposit" means, for each calendar year or portion thereof that the loan is outstanding, a monthly deposit in an amount equal to 1/12 of 4% of the portfolio's gross revenue for the prior calendar year.

(6)  The borrower is required to deposit $1,524,394 on August 1st of each year during the loan term ("Seasonality Reserve Funds") until such time, if any, as a Seasonality Reserve Termination (as hereinafter defined) has occurred.
     Provided no Cash Management Trigger Event (as hereinafter defined) or an event of default under the loan is continuing, the Seasonality Reserve
     Funds, if any, will be released the following March 1st. The borrower's obligation to deposit the Seasonality Reserve Funds will terminate on the date that lender determines that during any period of 24 consecutive months, the underwritable cash flow of the portfolio has resulted in a DSCR of at least 1.0x for each calendar month during such 24 month period (a
     "Seasonality Reserve Termination"). "Cash Management Trigger Event" means:
     (i) the occurrence of an event of default under the loan; (ii) if at any time the DSCR for the portfolio falls below 1.20x; and (iii) if at any time the borrower fails on or before September 1st of any calendar year to deposit the Seasonality Reserve Funds as required in the mortgage loan documents.

THE CSM HOTEL PORTFOLIO LOAN.

     THE LOAN. The second largest loan (the "CSM Hotel Portfolio Loan") is an
$85,900,000 first mortgage loan secured by the borrowers' fee simple interests in eight hotel properties located in Minnesota, Massachusetts, Oregon,
Washington and Michigan (the "CSM Hotel Portfolio").

     THE BORROWER. The borrowers, GSH MPLS Full Service, L.L.C., CSM CY Woburn,
L.L.C., CSM CY Roseville, L.L.C., CSM RI Lake Oswego, L.L.C., CSM RI Eden
Prairie, L.L.C., CSM RI Vancouver, L.L.C., CSM Sterling Heights, L.L.C., and CSM
TPS Eagan, L.L.C. (each, a "CSM Hotel Portfolio Borrower" and collectively, the
"CSM Hotel Portfolio Borrowers"), are single purpose entities that own no material assets other than the respective CSM Hotel Portfolio properties and related interests. Each CSM Hotel Portfolio Borrower is a single member Delaware limited liability company, whose sole member is a single member Delaware limited liability

                                       22

company that is structured with an independent director. A non-consolidation opinion was delivered at origination. The sponsor is CSM Investors, Inc., an affiliate of CSM Corporation. Gary S. Holmes as trustee of the Gary S. Holmes
Revocable Trust Under Agreement dated November 9, 1995 is the sole shareholder of CSM Investors, Inc. and the sole member of the board of directors of CSM
Investors, Inc. As of December 31, 2005, CSM Investors, Inc. reported total assets of approximately $339 million and net worth of approximately $142 million. Founded in 1976 by Gary S. Holmes and headquartered in Minneapolis, CSM
Corporation engages in the acquisition, development, leasing, management, and ownership of real estate assets. Mr. Holmes has developed into one of the largest owner-operators of real estate in Minneapolis and St. Paul, and owns more than 200 properties across 19 states. As of March 31, 2006, CSM Corporation owned and managed approximately 4,000 residential units, 8 million square feet of industrial space, 2 million retail square feet, 1 million square feet of office space, and 37 hotel properties in 16 states.

     At origination, CSM Investors, Inc. executed two payment guarantees: (i) a guaranty in an amount that is limited to $12,900,000, plus certain expenses (the
"Guaranty of Payment"), and (ii) a guaranty in an amount that is limited to
$2,032,524, plus certain expenses (the "Debt Service Guaranty of Payment"). The
Guaranty of Payment may be released, provided that no event of default under the
CSM Hotel Portfolio Loan has occurred and is continuing, on the date that: (a)
the individual property located in St. Louis Park, Minnesota achieves underwritable cash flow of $2,421,864 on a trailing six-month basis, and (b) the portfolio achieves a DSCR, as determined by lender, on a trailing six-month basis of 1.40x. In addition, CSM Investors, Inc. is required to maintain a net worth of no less than $60 million during the term of the CSM Hotel Portfolio
Loan.

     THE PROPERTIES. The CSM Hotel Portfolio consists of eight hotel properties comprising 1,050 rooms located in Minnesota, Massachusetts, Oregon, Washington and Michigan. The CSM Hotel Portfolio includes one Marriott-flagged full service hotel, two Courtyard by Marriott-flagged limited service hotels, three Residence
Inn-flagged extended stay hotels, and two TownePlace Suites-flagged extended stay hotels. On a combined basis, the CSM Hotel Portfolio reported a 71.9%
occupancy as of the trailing 12 months ending March 31, 2006.

     More specific information about each property is set forth in the tables below:

---------------------------------------------------------------------------------------------------------------------------
                                                                                    ALLOCATED
                                                            YEAR BUILT /           CUT-OFF DATE                 APPRAISED
PROPERTY                                     LOCATION         RENOVATED    ROOMS     BALANCE         U/W NCF      VALUE
---------------------------------------------------------------------------------------------------------------------------

Marriott Minneapolis West            St. Louis Park, MN     1986 / 2005      195    $20,842,589   $2,073,907   $ 28,200,000
Marriott Courtyard Woburn            Woburn, MA             2002 / NAP       186    $15,816,434   $1,438,533   $ 25,000,000
Marriott Courtyard Roseville         Roseville, MN          2001 / NAP       120    $11,657,889   $1,315,428   $ 16,700,000
Residence Inn Lake Oswego            Lake Oswego, OR        1984 / 2006      112    $ 9,563,657   $  867,643   $ 13,200,000
Residence Inn Eden Prairie           Eden Prairie, MN       1985 / 2004      128    $ 9,424,042   $  980,898   $ 13,500,000
Residence Inn Vancouver              Vancouver, WA          1987 / 2005      120    $ 7,818,464   $  937,014   $ 10,400,000
TownePlace Suites Sterling Heights   Sterling Heights, MI   2001 / NAP        95    $ 5,933,656   $  597,574   $  8,200,000
TownePlace Suites Eagan              Eagan, MN              1999 / NAP        94    $ 4,607,309   $  485,515   $  6,600,000
---------------------------------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO                                                            1,050    $85,664,040   $8,696,511   $121,800,000
===========================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
                                          SUBJECT HISTORICAL ADR, OCCUPANCY, AND REVPAR (1)

                                2004                       2005                        2006                   PMCF UNDERWRITING

PROPERTY NAME          ADR    OCCUPANCY  REVPAR    ADR    OCCUPANCY  REVPAR    ADR    OCCUPANCY  REVPAR    ADR    OCCUPANCY  REVPAR
------------------------------------------------------------------------------------------------------------------------------------

Marriott Minneapolis
West                  $71.22    64.4%    $45.89  $ 72.73    59.4%    $43.19  $105.11    56.8%    $59.68  $115.60    73.6%    $85.04
Marriott Courtyard
Woburn                $86.03    50.7%    $43.64  $ 92.37    60.7%    $56.05  $ 90.61    66.9%    $60.63  $ 91.41    66.9%    $61.17
Marriott Courtyard
Roseville             $91.18    69.0%    $62.96  $100.21    72.5%    $72.67  $106.30    72.3%    $76.88  $105.91    73.6%    $77.92
Residence Inn Lake
Oswego                $81.65    77.8%    $63.53  $ 85.23    77.0%    $65.66  $ 91.12    80.9%    $73.71  $ 93.32    80.0%    $74.66
Residence Inn Eden
Prairie               $73.28    56.7%    $41.54  $ 77.43    58.3%    $45.11  $ 85.94    75.9%    $65.24  $ 86.44    77.9%    $67.29
Residence Inn
Vancouver             $74.92    69.8%    $52.30  $ 80.38    70.7%    $56.82  $ 87.22    72.1%    $62.88  $ 93.42    75.1%    $70.13
TownePlace Suites
Sterling Heights      $60.98    75.7%    $46.16  $ 63.04    77.2%    $48.66  $ 68.79    76.6%    $52.72  $ 67.28    76.7%    $51.58
TownePlace Suites
Eagan                 $54.13    80.2%    $43.42  $ 57.63    85.1%    $49.02  $ 62.94    82.6%    $52.01  $ 64.10    80.0%    $51.28
------------------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED
AVERAGE               $75.13    65.9%    $49.07  $ 79.90    68.1%    $54.04  $ 89.74    71.1%    $63.04  $ 92.76    74.6%    $69.22
====================================================================================================================================

(1)  The above table is based on data provided by STR Reports as of February
     2006. Statistics for each year indicates information for the trailing 12 months ending in February of that year.

                                       23

-------------------------------------------------------------------------------
                                          SUBJECT PENETRATION FACTORS (1)

PROPERTY NAME                        ADR INDEX   OCCUPANCY INDEX   REVPAR INDEX
-------------------------------------------------------------------------------
Marriott Minneapolis West              101.7%          83.5%           85.0%
Marriott Courtyard Woburn               99.0%         150.0%          148.3%
Marriott Courtyard Roseville           127.6%          98.6%          125.9%
Residence Inn Lake Oswego              127.8%         116.2%          148.5%
Residence Inn Eden Prairie             108.8%         106.6%          115.9%
Residence Inn Vancouver                128.5%         101.5%          130.4%
TownePlace Suites Sterling Heights      86.8%         119.7%          103.9%
TownePlace Suites Eagan                116.8%         111.9%          130.7%
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                 110.9%         111.2%          122.4%
===============================================================================

(1)  The above table is based on data provided by STR Reports as of February
     2006.

     PROPERTY MANAGEMENT. The CSM Hotel Portfolio is managed by CSM Lodging
Services, Inc., an affiliate of the CSM Hotel Portfolio Borrower.

     ADDITIONAL INDEBTEDNESS. The CSM Hotel Portfolio Borrower is permitted to incur subordinate indebtedness not to exceed $4,300,000 in the aggregate
("Subordinate Inter-Company Loans"), made by the Subordinate Inter-Company Loans
Lender (as hereinafter defined) to the CSM Hotel Portfolio Borrower for the purpose of satisfying operating cash flow shortfalls and that comply with the following: (i) the Subordinate Inter-Company Loans will not be evidenced by a note; (ii) the Subordinate Inter-Company Loans will not be outstanding more than
60 days; (iii) the Subordinate Inter-Company Loans will be fully subordinate to the CSM Hotel Portfolio Loan; (iv) amounts payable pursuant to such Subordinate
Inter-Company Loans will only be permitted to the extent that net cash flow is available after those payments required pursuant to the mortgage loan documents and all operating expenses and extraordinary expenses approved by lender have been paid; (v) no Subordinate Inter-Company Loans Lender will, in a bankruptcy or similar proceeding involving the CSM Hotel Portfolio Borrower, vote in favor of any plan of reorganization in favor of which the lender has not voted; and
(vi) no Subordinate Inter-Company Loans Lender will take any action to enforce any of its rights or remedies to collect all or a portion of such Subordinate
Inter-Company Loans hereby until 91 days after the CSM Hotel Portfolio Loan has been satisfied in full pursuant to the terms of the mortgage loan documents.
Notwithstanding the foregoing, Subordinate Inter-Company Loans may remain outstanding for longer than 60 days, provided that prior to the expiration of such 60 day period (a) the CSM Hotel Portfolio Borrower delivers to lender written notice of all then-outstanding Subordinate Inter-Company Loans, (b) the
CSM Hotel Portfolio Borrower delivers to lender copies of all documents evidencing all then-outstanding Subordinate Inter-Company Loans, and (c) the CSM
Hotel Portfolio Borrower delivers to lender a subordination and standstill agreement in form and substance acceptable to lender and the rating agencies.
"Subordinate Inter-Company Loans Lender" means an affiliate of the CSM Hotel
Portfolio Borrower, provided that with regard to such entity (i) Gary S. Holmes, a trust for the benefit of Gary S. Holmes or permitted family members of Gary S.
Holmes own at least 51% of the equity interests in such entity, and (ii) Gary S.
Holmes controls such entity, all as further set forth in the mortgage loan documents.

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. Provided no event of default under the CSM Hotel
Portfolio Loan has occurred and is continuing, the CSM Hotel Portfolio Borrower is permitted to obtain a release of any individual property (each a "Release
Property") through, at the CSM Hotel Portfolio Borrower's option, a partial defeasance or a partial pay down (a "Partial Release Event"), subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) any partial defeasance must be during the period commencing on the date that is 25 months after the securitization closing date and ending on June 5, 2015, and any partial pay down must be during the period between May 16, 2008 and June 5, 2015; (ii) defeasance or pay down of an amount equal to the Release Amount (as hereinafter defined); (iii) after giving effect to any such Partial Release Event, the DSCR with respect to the remaining individual properties comprising the CSM Hotel Portfolio (the "Remaining
Property") is not less than 1.40x and the ratio of the aggregate allocated loan amounts of the Remaining Property to the value of the Remaining Property is not greater than 70%; and (iv) the CSM Hotel Portfolio Borrower delivers rating agency confirmation of no downgrade of the ratings on the series 2006-PWR13 certificates. "Release Amount" means, with respect to any Release Property, the greater of (a) 110% of the allocated loan amount with respect to such Release
Property, or (b) an amount such that when deducted from the debt as of the applicable partial release date satisfies the DSCR and LTV tests described in clause (iii) above and as further set forth in the mortgage loan documents. In addition, with respect to any partial pay down, the CSM Hotel Portfolio Borrower will be required to pay a yield maintenance premium in addition to the Release
Amount.

     SUBSTITUTION OF PROPERTIES. Following the date that is 24 months after origination, but prior to the date which is 12 months prior to the maturity date, the CSM Hotel Portfolio Borrower may obtain the release of a total of up to four individual properties (each such individual property, a "Substituted
Property"), by substituting one or more properties (each a "Substitute
Property") upon the satisfaction of each of the conditions set forth in the loan agreement, including but not limited to: (i) no event of default under the CSM
Hotel Portfolio Loan is continuing; (ii) after giving effect to any substitution, the DSCR for the CSM Hotel Portfolio will be not less than 1.45x;
(iii) after giving effect to any substitution, the DSCR for such Substitute
Property with respect to such substitution will be not less than the greater of
1.55x or the DSCR of the Substituted Property at the time of substitution; (iv)
after giving effect to any substitution, the LTV ratio for the CSM Hotel
Portfolio will be not more than 70%; (v) after giving effect to any substitution, the LTV ratio for the Substitute Property determined using the appraised value of the Substitute Property and the allocated loan amount for

                                       24

the Substitute Property will be not more than the LTV ratio for the Substituted
Property as of origination; (vi) the allocated loan amount of the Substituted
Property, when taken together with the allocated loan amounts of all other
Substituted Properties, must not exceed $42,950,000 in the aggregate; (vii) each
Substitute Property must be a stabilized hotel, multifamily, retail, office or industrial property, in a location and of a quality that would not result in a qualification, downgrade or withdrawal of the ratings issued by the rating agencies on the series 2006-PWR13 certificates; and (viii) the CSM Hotel
Portfolio Borrower must pay to lender a fee equal to 0.25% of the outstanding debt allocable to the Substituted Property.

                                       25

                        MORTGAGE LOAN NO. 3 -- PACES WEST

                               [6 PHOTOS OMITTED]

                                       26

                        MORTGAGE LOAN NO. 3 -- PACES WEST

                                  [MAP OMITTED]

                                       27

                        MORTGAGE LOAN NO. 3 -- PACES WEST

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $84,000,000

CUT-OFF DATE BALANCE:            $84,000,000

FIRST PAYMENT DATE:              06/01/2006

INTEREST RATE:                   5.44170%

AMORTIZATION TERM:               Months 1-60: Interest Only
                                 Months 61-120: 360 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   05/01/2016

EXPECTED MATURITY BALANCE:       $78,110,572

SPONSOR:                         Behringer Harvard REIT I, Inc.

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 28-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 91 payments, and open to prepayment without
                                 premium thereafter through the maturity date.

CUT-OFF DATE BALANCE PER SF:     $129.94

UP-FRONT RESERVES:               RE Taxes:               $538,748
                                 Insurance:              $41,969
                                 Deferred Maintenance:   $50,625
                                 Other: (1)              $14,200,000

ONGOING RESERVES:                RE Taxes:               $76,964 / month
                                 Insurance:              $10,492 / month
                                 Replacement: (2)        Springing
                                 TI/LC: (3)              Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):       NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Suburban

LOCATION:                        Atlanta, GA

YEAR BUILT/RENOVATED:            1987, 1989 / NAP

PERCENT LEASED (AS OF):          79.7% (05/31/2006)

NET RENTABLE AREA:               646,471

THE COLLATERAL:                  Two Class A office buildings in Atlanta,
                                 Georgia

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             HPT Management Services LP

3RD RECENT NOI (AS OF):          $6,938,243 (TTM 12/31/2003)

2ND RECENT NOI (AS OF):          $5,357,511 (TTM 12/31/2004)

MOST RECENT NOI (AS OF):         $6,663,746 (TTM 12/31/2005)

U/W NET OP. INCOME:              $8,003,942

U/W NET CASH FLOW:               $7,098,615

U/W OCCUPANCY:                   90.0%

APPRAISED VALUE (AS OF):         $114,130,000 (12/14/2005)

CUT-OFF DATE LTV RATIO:          73.6%

LTV RATIO AT MATURITY:           68.4%

U/W DSCR:                        1.53x

U/W DSCR POST IO:                1.25x
--------------------------------------------------------------------------------

(1)  At loan origination, the borrower posted a cash reserve in the amount of
     $14,200,000 to be held as additional collateral until the property stabilizes. On or before April 19, 2011, the balance of the reserve may be reduced three times subject to the conditions set forth in the mortgage loan documents and the satisfaction of certain graduated net cash flow criteria. If the net cash flow equals or exceeds $7,030,800, the entire balance of the reserve may be released to the borrower. After April 19,
     2011, any remaining portion of the reserve may be used by the lender to partially defease the loan or hold as additional collateral for the remainder of the loan term.

(2)  Replacement reserves spring if (i) the borrower fails to maintain the property or (ii) the tangible net worth of the indemnitor of the loan drops below $250,000,000.

(3)  TI/LC reserves spring if (i) the borrower fails to pay for tenant improvement and leasing commission obligations or (ii) the tangible net worth of the indemnitor of the loan drops below $250,000,000.

THE PACES WEST LOAN.

     THE LOAN. The third largest loan (the "Paces West Loan") is an $84,000,000 first mortgage loan secured by the borrower's fee interest in the Paces West property located in Atlanta, Georgia.

     THE BORROWER. The borrower, Behringer Harvard Paces West, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsor, Behringer Harvard REIT I, Inc., is a real estate investment trust (REIT) formed in 2002. As of June 30, 2006, the Behringer
Harvard REIT I, Inc. listed reported total assets of approximately $1.74 billion and total stockholders equity of over $663 million.

     THE PROPERTY. Paces West is a 646,471 square foot, Class A, office complex located in Atlanta, Georgia. The property is approximately 79.7% leased to over
40 tenants. The property consists of two separate buildings. Paces One was built in 1987 and contains 14 stories, while Paces Two was completed in 1989 and contains 17 stories. The buildings are connected on floors 8 through 16. Some of the on-site amenities include a full-service cafe with catering capabilities, a coffee shop/newsstand, a fully equipped fitness center, a deluxe car detailing service, dry cleaning, two shared conference/training facilities, and on-site security and management. The property is afforded access and visibility from roadway frontage to Paces Ferry Road.

                                       28

     More specific information about the Paces West property is set forth in the tables below:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                      % OF TOTAL     ANNUALIZED
                                   CREDIT RATING                       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                      (FITCH/        TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                       MOODY'S/S&P)(1)     NRA      NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

Piedmont Hospital, Inc.               --/--/--       96,950     15%   $ 1,861,354          18%         $19.20      04/30/2015
Docucorp International, Inc.          --/--/--       95,101     15%   $ 2,425,076          23%         $25.50      12/31/2012
BT Americas Inc.                   BBB+/Baa1/BBB+    79,949     12%   $ 1,789,156          17%         $22.38      03/31/2014
Mann Bracken, LLC                     --/--/--       33,617      5%   $   632,000           6%         $18.80      03/31/2011
Project Time & Cost                   --/--/--       20,691      3%   $   496,584           5%         $24.00      12/31/2009
InTown Suites                         --/--/--       20,245      3%   $   404,698           4%         $19.99      03/31/2011
Alta Financial Corporation            --/--/--       19,234      3%   $   390,988           4%         $20.33      10/31/2010
Termnet Merchant Services, Inc.       --/--/--       16,583      3%   $   303,354           3%         $18.29      03/31/2015
Abacus Solutions                      --/--/--       11,331      2%   $   220,275           2%         $19.44      10/31/2006
Future Publishing Georgia             --/--/--        8,160      1%   $   149,165           1%         $18.28      11/30/2010
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              401,861     62%   $ 8,672,648          82%         $21.58
=============================================================================================================================
Other Tenants                            NAP        113,268     18%   $ 1,950,087          18%         $17.22        Various
Vacant Space                             NAP        131,342     20%   $         0           0%         $ 0.00          NAP
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              646,471    100%   $10,622,735         100%         $20.62
=============================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE(1)

                                                                                                     AVERAGE U/W
             # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF   BASE RENT PER
   YEAR        EXPIRING    TOTAL SF EXPIRING      EXPIRING        SF EXPIRING       SF EXPIRING      SF EXPIRING
-----------------------------------------------------------------------------------------------------------------

  Vacant          --            131,342              20%            131,342              20%                --
    MTM            1              3,097               0%            134,439              21%            $16.48
   2006            2             11,971               2%            146,410              23%            $18.40
   2007            7             25,368               4%            171,778              27%            $19.75
   2008            8             28,845               4%            200,623              31%            $20.81
   2009            6             37,413               6%            238,036              37%            $22.13
   2010            9             51,867               8%            289,903              45%            $19.40
   2011            2             53,862               8%            343,765              53%            $19.25
   2012            1             95,101              15%            438,866              68%            $25.50
   2013           --                 --              --             438,866              68%                --
   2014            1             79,949              12%            518,815              80%            $22.38
   2015            2            113,533              18%            632,348              98%            $19.07
Thereafter         8             14,123               2%            646,471             100%                --
-----------------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Paces West property is managed by HPT Management
Services LP, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       29

                   MORTGAGE LOAN NO. 4 -- RLJ HOTEL PORTFOLIO

                               [6 PHOTOS OMITTED]

                                       30

                   MORTGAGE LOAN NO. 4 -- RLJ HOTEL PORTFOLIO

                                  [MAP OMITTED]

                                       31

                   MORTGAGE LOAN NO. 4 -- RLJ HOTEL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               WFB

LOAN PURPOSE:                       Acquisition

ORIGINAL BALANCE:(1)                $75,044,000

CUT-OFF DATE BALANCE:(1)            $75,044,000

FIRST PAYMENT DATE:                 08/01/2006

INTEREST RATE:                      6.29400%

AMORTIZATION TERM:                  Months 1-42:  Interest Only
                                    Months 43-120:  360 months

ARD:                                No

ANTICIPATED REPAYMENT DATE:         NAP

MATURITY DATE:                      07/01/2016

EXPECTED MATURITY BALANCE:(1)       $68,875,772

SPONSORS:                           RLJ Lodging Fund II, L.P.; RLJ Lodging
                                    Fund II (PF #1)

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    26-payment lockout from the first payment
                                    date, with U.S. Treasury defeasance for the
                                    following 58 payments, and open to
                                    prepayment without penalty thereafter
                                    through the maturity date.

CUT-OFF DATE BALANCE PER ROOM:(1)   $92,936

UP-FRONT RESERVES:                  RE Taxes:    $3,321,173
                                    Insurance:   $396,648
                                    Other(2):    $30,479,998

ONGOING RESERVES:                   RE Taxes:    $698,847 / month
                                    Insurance:   $113,801 / month
                                    FF&E(3):     Various

LOCKBOX: (4)                        Soft, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):          NAP

SINGLE ASSET/PORTFOLIO:             Portfolio

PROPERTY TYPE:                      Hospitality

PROPERTY SUB-TYPE:                  Various

LOCATION:                           Various - See Table

YEAR BUILT/RENOVATED:               Various - See Table

PORTFOLIO OCCUPANCY (AS OF):        72.5% (TTM 04/30/2006)

PORTFOLIO ADR (AS OF):              $74.74 (TTM 04/30/2006)

PORTFOLIO REVPAR (AS OF):           $102.93 (TTM 04/30/2006)

TOTAL ROOMS:                        5,429

THE COLLATERAL:                     Portfolio of 43 hotels located in eight
                                    states

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                White Lodging Services Corporation

3RD RECENT NOI (AS OF):             $37,590,202  (TTM 12/31/2004)

2ND RECENT NOI (AS OF):             $51,492,137  (TTM 12/31/2005)

MOST RECENT NOI (AS OF):(5)         $55,867,317  (TTM 04/30/2006)

U/W NET OP. INCOME:                 $58,935,005

U/W NET CASH FLOW:                  $51,147,635

U/W OCCUPANCY:                      72.9%

APPRAISED VALUE (AS OF):            $715,700,000 (06/01/2006)

CUT-OFF DATE LTV RATIO:(1)          70.5%

LTV RATIO AT MATURITY:(1)           64.7%

U/W DSCR:(1)                        1.59x

U/W DSCR POST IO:(1)                1.37x
--------------------------------------------------------------------------------

(1)  The subject $75,044,000 loan represents a 14.9% pari passu portion of the
     $504,548,870 whole loan. All LTV, DSCR and Loan per Room numbers in this table are based on the total $504,548,870 financing.

(2)  All Property Improvement Plan Reserves are held pursuant to an escrow agreement between the RLJ Hotel Portfolio Borrowers and WLS.

(3)  Monthly payments are required to be deposited into an FF&E Reserve ranging between 3% to 5% of gross revenues pursuant to the management agreement.

(4)  After March 1, 2007, if the DSCR is less than or equal to 1.10x for two consecutive quarters, a hard lockbox springs.

(5)  For the Marriott, Bedford Park property only the NOI is based on March 31,
     2006.

THE RLJ HOTEL PORTFOLIO LOAN.

     THE LOAN. The fourth largest loan (the "RLJ Hotel Portfolio Loan") is evidenced by two pari passu notes and secured by a first mortgage encumbering 43 full-service, limited-service and extended-stay hotels ("The RLJ Hotel Portfolio
Properties"). The RLJ Hotel Portfolio Loan was originated on June 14, 2006 and is a portion of a whole loan with an original principal balance of $504,548,870.
The other loans are evidenced by six separate pari passu notes, each dated June
14, 2006 (the "RLJ Hotel Portfolio Pari Passu Companion Loans"), with an aggregate principal balance of $429,504,870. The RLJ Hotel Portfolio Pari Passu
Companion Loans will not be included in the trust and have been securitized in various transactions. The pooling and servicing agreement for the Wachovia Bank
Commercial Mortgage Trust Commercial Pass-Through Certificates Series 2006-C27
(the "Wachovia 2006-C27 Securitization") transaction will govern the servicing of the RLJ Hotel Portfolio Loan and the RLJ Hotel Portfolio Pari Passu Companion
Loans.

     THE BORROWER. The borrowers consist of 43 Delaware limited partnerships and limited liability companies (collectively, the "RLJ Hotel Portfolio Borrowers")
that own no material assets other than their respective interests in the RLJ
Hotel Portfolio Properties. The RLJ Hotel Portfolio Borrowers are controlled by
RLJ Lodging Fund II, L.P. and RLJ Lodging Fund II (PF #1), the sponsors of the
RLJ Hotel Portfolio Loan. A non-consolidation opinion was delivered at origination.

                                       32

     THE PROPERTIES. The RLJ Hotel Portfolio Properties consist of 43 full-service, limited-service and extended stay hotels containing a total of
5,429 rooms and located in eight states.

     More specific information about each property is each property is set forth in the tables below:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                          ALLOCATED
                                                                                           CUT-OFF
                                                                 YEAR BUILT /               DATE                       APPRAISED
              PROPERTY NAME                      LOCATION          RENOVATED    ROOMS      BALANCE       U/W NCF         VALUE
---------------------------------------------------------------------------------------------------------------------------------

Marriott - Denver, CO                       Denver, CO            2003 / NAP      279   $ 39,579,000   $ 3,843,645   $ 49,200,000
Marriott - Bedford Park, IL                 Bedford Park, IL      2002 / 2006     200   $ 28,331,012   $ 2,626,265   $ 36,700,000
Renaissance - Plantantion, FL               Plantantion, FL       2002 / NAP      250   $ 25,635,937   $ 3,060,307   $ 42,200,000
Marriott - Austin, TX                       Austin, TX            2001 / NAP      211   $ 22,282,423   $ 2,324,585   $ 33,100,000
Hilton Garden Inn - Bedford Park, IL        Bedford Park, IL      2005 / NAP      174   $ 21,650,627   $ 2,006,998   $ 29,200,000
Residence Inn - Plantation, FL              Plantation, FL        1996 / NAP      138   $ 20,159,451   $ 2,188,133   $ 25,600,000
Renaissance - Broomfield, CO                Broomfield, CO        2002 / NAP      232   $ 19,036,914   $ 1,887,216   $ 41,000,000
Courtyard - Salt Lake City, UT              Salt Lake City, UT    1999 / NAP      154   $ 18,369,211   $ 1,702,813   $ 23,100,000
Residence Inn Galleria - Houston, TX        Houston, TX           1960 / 2004     146   $ 17,797,340   $ 1,885,784   $ 21,900,000
Hampton Inn - Bedford Park, IL              Bedford Park, IL      1990 / NAP      170   $ 16,734,819   $ 1,558,815   $ 25,000,000
Marriott - Pontiac, MI                      Pontiac, MI           2000 / NAP      290   $ 13,955,762   $ 1,767,883   $ 36,800,000
Holiday Inn Express - Bedford Park, IL      Bedford Park, IL      1999 / NAP      104   $ 13,032,183   $ 1,342,242   $ 16,400,000
Courtyard - Austin, TX                      Austin, TX            1996 / NAP      102   $ 12,682,922   $ 1,254,103   $ 16,200,000
Springhill Suites - Austin, TX              Austin, TX            2000 / NAP      152   $ 12,191,688   $ 1,317,843   $ 17,000,000
Residence Inn - Round Rock, TX              Round Rock, TX        1999 / NAP       96   $ 11,692,000   $ 1,198,136   $ 14,800,000
Residence Inn - Austin, TX                  Austin, TX            1996 / NAP       84   $ 11,601,339   $ 1,091,737   $ 15,500,000
Courtyard - Tampa, FL                       Tampa, FL             1997 / NAP       90   $ 10,732,500   $ 1,185,532   $ 13,000,000
Residence Inn - Pontiac, MI                 Pontiac, MI           1998 / NAP      114   $ 10,615,884   $   984,085   $ 14,300,000
Residence Inn - Schaumburg, IL              Schaumburg, IL        2001 / NAP      125   $ 10,469,820   $ 1,051,201   $ 15,100,000
Sleep Inn - Bedford Park, IL                Bedford Park, IL      1995 / NAP      120   $ 10,437,695   $   992,040   $ 13,200,000
Springhill Suites - Schaumburg, IL          Schaumburg, IL        2001 / NAP      132   $ 10,233,874   $ 1,008,337   $ 15,700,000
Fairfield Inn & Suites - Brandon, FL        Brandon, FL           1997 / NAP      107   $ 10,181,353   $ 1,096,157   $ 12,200,000
Courtyard - Fort Wayne, IN                  Fort Wayne, IN        1989 / NAP      142   $  9,817,938   $   942,646   $ 13,000,000
Courtyard - Louisville, KY                  Louisville, KY        2004 / NAP      114   $  9,550,752   $   885,348   $ 14,800,000
Courtyard - Merrillville, IN                Merrillville, IN      1987 / NAP      112   $  9,243,000   $   897,987   $ 11,700,000
Residence Inn - Louisville, CO              Louisville, CO        2000 / NAP       88   $  8,522,783   $   790,056   $ 12,300,000
Residence Inn - Fishers, IN                 Fishers, IN           1996 / NAP       78   $  8,425,932   $   781,078   $ 11,000,000
Courtyard - Sugar Land, TX                  Sugar Land, TX        1997 / NAP      112   $  8,341,000   $   908,567   $ 10,000,000
Residence Inn - Sugar Land, TX              Sugar Land, TX        1997 / NAP       78   $  7,581,416   $   820,466   $  9,800,000
Fairfield Inn & Suites - Merrillville, IN   Merrillville, IN      1990 / NAP      113   $  7,560,000   $   848,728   $  9,000,000
Courtyard - Mesquite, TX                    Mesquite, TX          1998 / NAP      101   $  7,314,000   $   850,459   $  9,200,000
Residence Inn - Merrillville, IN            Merrillville, IN      1996 / NAP       78   $  7,189,000   $   701,649   $  9,100,000
Courtyard - Mishawaka, IN                   Mishawaka, IN         1995 / NAP       78   $  7,100,000   $   750,656   $  9,000,000
Courtyard - Pontiac, MI                     Pontiac, MI           1998 / NAP      110   $  6,985,155   $   647,519   $  9,800,000
Residence Inn II - Austin, TX               Austin, TX            1996 / NAP       66   $  6,927,722   $   688,514   $  9,300,000
Hampton Inn - Merrillville, IN              Merrillville, IN      1995 / NAP       64   $  5,846,000   $   589,570   $  7,400,000
Holiday Inn Express - Merrillville, IN      Merrillville, IN      1995 / NAP       62   $  5,214,000   $   504,326   $  6,600,000
Courtyard - Valparaiso, IN                  Valparaiso, IN        1985 / NAP      111   $  4,740,705   $   439,460   $  7,400,000
Fairfield Inn & Suites - Austin, TX         Austin, TX            1995 / 2006      63   $  4,345,000   $   405,782   $  5,500,000
Holiday Inn Select - Grand Rapids, MI       Grand Rapids, MI      2003 / NAP      148   $  4,098,499   $   379,928   $  8,800,000
Residence Inn - South Bend, IN              South Bend, IN        1988 / NAP       80   $  3,427,553   $   466,761   $  5,600,000
Courtyard - Benton Harbor, MI               Benton Harbor, MI     1988 / NAP       98   $  2,623,661   $   255,449   $  6,300,000
Fairfield Inn & Suites - Valparaiso, IN     Valparaiso, IN        1996 / NAP       63   $  2,291,000   $   218,825   $  2,900,000
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                          5,429   $504,548,870   $51,147,635   $715,700,000
=================================================================================================================================

                                       33

------------------------------------------------------------------------------------------------------------------------------
                                                   SUBJECT HISTORICAL ADR, OCCUPANCY, AND REVPAR (1)

                                    2004                     2005               TTM APRIL 2006            WFB UNDERWRITING

PROPERTY NAME              ADR   OCCUPANCY REVPAR   ADR   OCCUPANCY REVPAR   ADR   OCCUPANCY  REVPAR   ADR   OCCUPANCY  REVPAR
------------------------------------------------------------------------------------------------------------------------------

Marriott - Denver, CO    $105.09    67.5%  $70.98 $113.84    71.7%  $81.60 $117.47    72.4%  $ 85.03 $125.00    72.5%  $ 90.64
Marriott - Bedford
   Park, IL              $113.14    73.4%  $83.08 $122.54    69.3%  $84.91 $129.79    64.2%  $ 83.30 $150.00    75.0%  $112.50
Renaissance -
   Plantantion, FL       $100.91    79.9%  $80.59 $118.78    77.9%  $92.52 $128.85    78.8%  $101.54 $128.85    78.8%  $101.54
Marriott - Austin, TX    $ 89.46    64.0%  $57.26 $100.98    67.6%  $68.22 $108.15    71.3%  $ 77.16 $108.15    71.3%  $ 77.16
Hilton Garden Inn -
   Bedford Park, IL          N/A     N/A      N/A $108.10    64.5%  $69.67 $108.40    69.4%  $ 75.20 $118.00    75.0%  $ 88.50
Residence Inn -
   Plantation, FL        $ 97.87    86.5%  $84.63 $113.28    83.7%  $94.86 $117.04    85.8%  $100.43 $117.04    85.8%  $100.43
Renaissance -
   Broomfield, CO        $111.37    64.7%  $72.08 $124.69    66.5%  $82.89 $128.32    64.4%  $ 82.62 $128.32    64.4%  $ 82.62
Courtyard - Salt Lake
   City, UT              $ 89.76    66.6%  $59.79 $ 88.73    75.1%  $66.63 $ 92.56    76.0%  $ 70.30 $ 92.56    76.0%  $ 70.30
Residence Inn Galleria
   - Houston, TX         $103.18    56.7%  $58.51 $103.19    76.8%  $79.25 $108.70    82.9%  $ 90.13 $109.73    80.0%  $ 87.79
Hampton Inn - Bedford
   Park, IL              $107.95    73.3%  $79.11 $114.43    74.2%  $84.94 $116.69    74.5%  $ 86.98 $116.69    74.5%  $ 86.98
Marriott - Poniac, MI    $107.60    60.4%  $64.95 $111.69    63.3%  $70.70 $117.97    62.5%  $ 73.76 $117.97    62.5%  $ 73.76
Holiday Inn Express -
   Bedford Park, IL      $112.92    78.6%  $88.73 $123.32    78.1%  $96.37 $126.39    81.4%  $102.94 $126.39    80.0%  $101.11
Courtyard - Austin, TX   $ 99.31    67.8%  $67.37 $110.30    70.3%  $77.52 $112.33    73.8%  $ 82.93 $112.33    73.8%  $ 82.93
Springhill Suites -
   Austin, TX            $ 65.87    55.1%  $36.32 $ 81.14    68.8%  $55.82 $ 84.10    77.6%  $ 65.26 $ 84.10    77.6%  $ 65.26
Residence Inn - Round
   Rock, TX              $ 90.19    71.7%  $64.69 $ 97.75    80.8%  $78.97 $102.00    82.6%  $ 84.25 $106.41    80.0%  $ 85.13
Residence Inn - Austin,
   TX                    $ 91.29    83.7%  $76.37 $104.61    80.3%  $84.01 $107.30    82.6%  $ 88.67 $107.30    82.6%  $ 88.67
Courtyard - Tampa, FL    $101.34    78.8%  $79.89 $110.45    76.7%  $84.66 $115.10    76.1%  $ 87.63 $115.10    76.1%  $ 87.63
Residence Inn -
   Pontiac, MI           $ 85.97    78.2%  $67.26 $ 87.64    81.3%  $71.27 $ 90.92    81.3%  $ 73.92 $ 90.92    80.0%  $ 72.73
Residence Inn -
   Schaumburg, IL        $ 96.18    75.6%  $72.74 $ 99.25    83.3%  $82.66 $ 99.14    82.9%  $ 82.21 $ 99.14    82.9%  $ 82.21
Sleep Inn - Bedford
   Park, IL              $ 79.76    84.5%  $67.40 $ 81.16    89.8%  $72.87 $ 83.71    89.6%  $ 74.97 $ 83.71    89.6%  $ 74.97
Springhill Suites -
   Schaumburg, IL        $ 83.46    67.2%  $56.07 $ 91.79    73.2%  $67.19 $ 94.19    74.3%  $ 69.98 $ 94.19    74.3%  $ 69.98
Fairfield Inn & Suites
   - Brandon, FL         $ 74.75    73.8%  $55.16 $ 83.67    77.0%  $64.43 $ 89.01    76.9%  $ 68.42 $ 94.49    72.0%  $ 68.04
Courtyard - Fort Wayne,
   IN                    $ 82.09    60.6%  $49.75 $ 86.72    60.9%  $52.85 $ 86.82    64.6%  $ 56.06 $ 86.82    64.6%  $ 56.06
Courtyard - Louisville,
   KY                    $ 94.55    27.2%  $25.71 $ 91.12    54.3%  $49.47 $ 93.00    58.8%  $ 54.69 $ 95.98    60.0%  $ 57.59
Courtyard -
   Merrillville, IN      $ 96.09    57.0%  $54.82 $ 98.39    63.1%  $62.06 $ 99.86    65.3%  $ 65.24 $ 99.86    65.3%  $ 65.24
Residence Inn -
   Louisville, CO        $ 91.53    73.6%  $67.41 $ 97.97    68.3%  $66.95 $ 99.66    65.8%  $ 65.58 $ 99.66    65.8%  $ 65.58
Residence Inn -
   Fishers, IN           $ 96.52    73.1%  $70.58 $ 94.46    81.8%  $77.25 $ 94.99    82.9%  $ 78.77 $ 96.75    80.0%  $ 77.40
Courtyard - Sugar Land,
   TX                    $ 84.04    65.6%  $55.09 $ 87.66    70.7%  $61.94 $ 91.39    73.1%  $ 66.79 $ 91.39    73.1%  $ 66.79
Residence Inn - Sugar
   Land, TX              $ 89.99    77.3%  $69.53 $ 94.74    84.0%  $79.61 $ 98.06    86.4%  $ 84.68 $ 98.06    86.4%  $ 84.68
Fairfield Inn & Suites
   - Merrillville, IN    $ 66.71    58.3%  $38.91 $ 71.49    63.3%  $45.27 $ 73.74    62.5%  $ 46.05 $ 84.00    68.0%  $ 57.12
Courtyard - Mesquite, TX $ 82.76    67.5%  $55.86 $ 88.58    68.7%  $60.83 $ 90.70    71.1%  $ 64.53 $ 90.70    71.1%  $ 64.53
Residence Inn -
   Merrillville, IN      $ 99.55    78.1%  $77.71 $102.03    75.8%  $77.35 $103.15    74.2%  $ 76.53 $103.15    74.2%  $ 76.53
Courtyard - Mishawaka,
   IN                    $ 99.55    68.1%  $67.82 $104.04    72.6%  $75.56 $103.41    74.4%  $ 76.92 $103.41    72.6%  $ 75.10
Courtyard - Pontiac, MI  $ 94.38    59.4%  $56.06 $ 93.71    59.0%  $55.30 $ 95.38    62.7%  $ 59.81 $ 95.38    62.0%  $ 59.13
Residence Inn II -
   Austin, TX            $ 86.97    73.7%  $64.13 $ 97.64    80.8%  $78.91 $103.35    83.2%  $ 86.03 $103.35    83.2%  $ 86.03
Hampton Inn -
   Merrillville, IL      $ 86.70    64.9%  $56.25 $ 91.75    73.8%  $67.68 $ 93.49    75.4%  $ 70.50 $ 93.49    75.4%  $ 70.50
Holiday Inn Express -
   Merrillville, IN      $ 86.44    68.6%  $59.30 $ 89.77    71.3%  $63.97 $ 92.40    72.1%  $ 66.62 $ 92.40    72.1%  $ 66.62
Courtyard - Valparaiso,
   IN                    $ 79.04    53.2%  $42.04 $ 75.22    59.6%  $44.81 $ 75.51    59.3%  $ 44.80 $ 75.51    59.3%  $ 44.80
Fairfield Inn & Suites
   - Austin, TX          $ 61.03    62.9%  $38.37 $ 76.86    69.5%  $53.40 $ 82.47    69.8%  $ 57.60 $ 85.60    70.0%  $ 59.92
Holiday Inn Select -
   Grand Rapids, MI      $ 71.69    59.0%  $42.31 $ 73.04    66.4%  $48.50 $ 72.26    69.5%  $ 50.19 $ 72.26    69.5%  $ 50.19
Residence Inn - South
   Bend, IN              $ 80.03    82.3%  $65.86 $ 88.11    81.8%  $72.07 $ 90.15    79.0%  $ 71.21 $ 90.15    79.0%  $ 71.21
------------------------------------------------------------------------------------------------------------------------------

                                       34

------------------------------------------------------------------------------------------------------------------------
                                 2004                    2005               TTM APRIL 2006          WFB UNDERWRITING

PROPERTY NAME            ADR  OCCUPANCY REVPAR   ADR  OCCUPANCY REVPAR   ADR   OCCUPANCY REVPAR   ADR   OCCUPANCY REVPAR
------------------------------------------------------------------------------------------------------------------------

Courtyard - Benton
   Harbor, MI          $78.86    56.2%  $44.35 $81.56    48.1%  $39.23 $ 82.14    53.7%  $44.14 $ 82.14    53.7%  $44.14
Fairfield Inn & Suites
   - Valparaiso, IN    $71.22    57.1%  $40.64 $68.97    61.5%  $42.39 $ 70.15    57.4%  $40.24 $ 73.25    63.0%  $46.12
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE $92.69    67.5%  $62.87 $99.56    71.2%  $71.07 $102.93    72.5%  $74.74 $104.95    72.9%  $76.74
========================================================================================================================

(1)  RLJ Hotel Portfolio Properties ADR, Occupancy and RevPAR information obtained from Smith Travel Research ("STR") Reports as of April 2006 with the exception of Holiday Inn Select Grand Rapids for which the STR Report is as of March 2006.

---------------------------------------------------------------------------------------
                                                  SUBJECT PENETRATION FACTORS (1)

             PROPERTY NAME                  ADR INDEX   OCCUPANCY INDEX   REV PAR INDEX
---------------------------------------------------------------------------------------

Marriott - Denver, CO                         113.0%         123.3%           139.3%
Marriott - Bedford Park, IL                   119.5%         102.0%           121.9%
Renaissance - Plantantion, FL                 120.6%         107.5%           129.7%
Marriott - Austin, TX                         115.2%         108.6%           125.0%
Hilton Garden Inn - Bedford Park, IL          101.1%          99.8%           100.8%
Residence Inn - Plantation, FL                111.8%         115.8%           129.4%
Renaissance - Broomfield, CO                  106.1%         102.5%           108.8%
Courtyard - Salt Lake City, UT                117.5%         113.7%           133.6%
Residence Inn Galleria - Houston, TX           99.1%         110.8%           109.8%
Hampton Inn - Bedford Park, IL                110.0%         103.3%           113.6%
Marriott - Pontiac, MI                         97.3%          93.7%            91.2%
Holiday Inn Express - Bedford Park, IL        114.5%         117.0%           134.0%
Courtyard - Austin, TX                        135.1%         103.4%           139.8%
Springhill Suites - Austin, TX                111.4%         121.6%           135.4%
Residence Inn - Round Rock, TX                129.9%         123.3%           160.2%
Residence Inn - Austin, TX                    121.2%         106.7%           129.4%
Courtyard - Tampa, FL                         125.4%          98.5%           123.4%
Residence Inn - Pontiac, MI                   102.1%         121.2%           123.8%
Residence Inn - Schaumburg, IL                114.2%         117.4%           134.0%
Sleep Inn - Bedford Park, IL                   90.6%         125.2%           113.5%
Springhill Suites - Schaumburg, IL            121.2%         108.1%           131.1%
Fairfield Inn & Suites - Brandon, FL          116.7%         100.1%           116.8%
Courtyard - Fort Wayne, IN                    122.7%         142.3%           174.5%
Courtyard - Louisville, KY                    104.6%          95.1%            99.5%
Courtyard - Merrillville, IN                  117.6%         110.9%           130.5%
Residence Inn - Louisville, CO                119.4%          96.4%           115.2%
Residence Inn - Fishers, IN                   110.7%         125.7%           139.1%
Courtyard - Sugar Land, TX                    123.4%          99.5%           122.8%
Residence Inn - Sugar Land, TX                123.3%         134.1%           165.3%
Fairfield Inn & Suites - Merrillville, IN     109.4%         104.6%           114.4%
Courtyard - Mesquite, TX                      132.0%         114.7%           151.4%
Residence Inn - Merrillville, IN              104.9%         121.9%           127.8%
Courtyard - Mishawaka, IN                     112.1%         113.8%           127.6%
Courtyard - Pontiac, MI                       104.7%          91.8%            96.1%
Residence Inn II - Austin, TX                 136.7%         122.2%           167.1%
Hampton Inn - Merrillville, IN                124.9%         127.7%           159.5%
Holiday Inn Express - Merrillville, IN        120.8%         118.2%           142.8%
Courtyard - Valparaiso, IN                     89.2%          93.8%            83.7%
Fairfield Inn & Suites - Austin, TX           132.6%         100.0%           132.7%
Holiday Inn Select - Grand Rapids, MI          95.8%         116.9%           112.0%
Residence Inn - South Bend, IN                 91.2%         130.2%           118.8%
Courtyard - Benton Harbor, MI                 103.9%          99.0%           102.8%
Fairfield Inn & Suites - Valparaiso, IN        94.4%          93.7%            88.4%
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        113.5%         110.9%           126.1%
=======================================================================================

(1)  RLJ Hotel Portfolio Properties ADR, Occupancy and RevPAR information obtained from Smith Travel Research ("STR") Reports as of April 2006 with the exception of Holiday Inn Select Grand Rapids for which the STR Report is as of March 2006.

     PROPERTY MANAGEMENT. The RLJ Hotel Portfolio Properties are managed by
White Lodging Services Corporation.

     ADDITIONAL INDEBTEDNESS. The Borrower is permitted to incur mezzanine financing secured by direct or indirect interests in any of the RLJ Hotel
Portfolio Borrowers provided that, among other items (i) no event of default has occurred and is continuing under the loan documents, (ii) the aggregate amount of the mezzanine loan and the portion of the RLJ Hotel Portfolio Loan allocable to the property or properties the ownership interests of which are subject to the mezzanine loan does not exceed a loan to value ratio in excess of 80%, (iii)
the combined debt service coverage ratio must be equal to or greater than 1.30x,
(iv) the mezzanine lender enters into a reasonably acceptable intercreditor agreement with the holder of the mortgage loan, (v) mortgage lender receives "no downgrade" letters from each of the rating agencies stating that any rating issued in a connection with Series 2006-PWR13 will not, as a result of the proposed mezzanine loan, be downgraded from the then current ratings thereof, qualified or withdrawn.

                                       35

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. The release of an individual RLJ Hotel Portfolio
Property will be permitted subject to partial defeasance in an amount equal to a release price percentage equal to 120% times the then-outstanding allocated loan amount with respect to the 10 largest properties. With respect to the balance of the properties, the defeasance amount will equal the release price percentage set forth below times the then-outstanding allocated loan amount of the applicable property.

----------------------------------------------
                                 RELEASE PRICE
APPLICABLE LOAN AMOUNT PREPAID     PERCENTAGE
----------------------------------------------
0% - 5% ......................        105%
Greater than 5% - 15% ........        110%
Greater than 15% - 20% .......        115%
Greater than 20% .............        120%
----------------------------------------------

     In addition, after the first anniversary of origination and continuing until the date that is 6 months prior to the stated maturity date and subject to the satisfaction of certain conditions, the RLJ Hotel Portfolio Borrowers are entitled to a obtain a release of one or more individual RLJ Hotel Portfolio
Properties, and a corresponding termination of the cross-collateralization, in connection with a partial assumption of the aggregate debt and the transfer of the individual properties to third parties but this right exists only as part of a general two-time right of assignment and assumption. Conditions to such a partial assumption include, but are not limited to: (i) no more than 25% of the aggregate original principal amount of the debt may be assumed through partial assumption and (ii) certain minimum DSCR and LTV ratio requirements must be satisfied.

     SUBSTITUTION OF PROPERTIES. Subject to lender's customary requirements for substitution of properties including, without limitation, delivery of satisfactory appraisals, environmental reports, title policies, opinions and loan documents, the RLJ Hotel Portfolio Borrowers may substitute properties one time per property during the term of the loan, of like kind and quality (which shall include, among other things, franchise name and franchise system of the property being substituted, the geographic diversity of the property being substituted relative to the balance of the RLJ Hotel Portfolio Properties and the demographics, employment rates, vacancy rates, populations, absorption trends, accessibility and visibility and projected new rooms or renovations of the markets in which the RLJ Hotel Portfolio Properties are located).

                                       36

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       37

               MORTGAGE LOAN NO. 5 -- DRA CAPITAL CENTER II & III

                               [2 PHOTOS OMITTED]

                                       38

               MORTGAGE LOAN NO. 5 -- DRA CAPITAL CENTER II & III

                                 [MAP OMITTED]

                                       39

               MORTGAGE LOAN NO. 5 -- DRA CAPITAL CENTER II & III

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            WFB

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $67,700,000

CUT-OFF DATE BALANCE:            $67,700,000

FIRST PAYMENT DATE:              09/01/2006

INTEREST RATE:                   6.33750%

AMORTIZATION TERM:               Interest Only

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   08/01/2011

EXPECTED MATURITY BALANCE:       $67,700,000

SPONSOR:                         DRA G&I Fund IV REIT

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 25-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 31 payments, and open to prepayment without
                                 premium thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:     $127.40

UP-FRONT RESERVES:               TI/LC:           $3,000,000

ONGOING RESERVES                 RE Taxes: (1)    Springing
                                 Insurance: (1)   Springing
                                 TI/LC: (2)       Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):       NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Suburban

LOCATION:                        Rancho Cordova, CA

YEAR BUILT/RENOVATED:            1984 / 1999 - 2004

PERCENT LEASED (AS OF):          92.2% (07/01/2006)

NET RENTABLE AREA:               531,410

THE COLLATERAL:                  Ten-building, suburban office complex

OWNERSHIP INTEREST:              Fee/Leasehold

PROPERTY MANAGEMENT:             Landmark Asset Management Group

3RD RECENT NOI (AS OF):          NAP

2ND RECENT NOI (AS OF):          NAP

MOST RECENT NOI (AS OF):         $4,326,167 (TTM 12/31/2005)

U/W NET OP. INCOME:              $5,585,385

U/W NET CASH FLOW:               $5,232,854

U/W OCCUPANCY                    91.4%

APPRAISED VALUE (AS OF):         $93,500,000 (06/12/2006)

CUT-OFF DATE LTV RATIO:          72.4%

LTV RATIO AT MATURITY:           72.4%

U/W DSCR:                        1.20x

U/W DSCR POST IO:                NAP
--------------------------------------------------------------------------------

(1)  The borrower is not required to deposit monthly tax or insurance impounds provided no default exists and the borrower maintains a blanket insurance policy acceptable to Lender.

(2)  If a disbursement is made from the TI/LC impound and the balance of the
     TI/LC impound is less than $250,000, borrower shall be required to deposit the amount of $22,735 monthly until the amount of $250,000 has been achieved.

THE DRA CAPITAL CENTER II & III LOAN.

     THE LOAN. The fifth largest loan (the "DRA Capital Center II & III Loan")
is evidenced by the Promissory Note (the "DRA Capital Center II & III Note")
secured by a first priority fee and leasehold Deed of Trust and Absolute
Assignment of Rents and Leases and Security Agreement (the "DRA Capital Center
II & III Mortgage") encumbering the 531,410 square foot suburban office property located in Rancho Cordova, California. The DRA Capital Center II & III Loan was
originated on July 6, 2006.

     THE BORROWER. The borrower is DL Capital Center L.P., a Delaware limited partnership (the "DRA Capital Center II & III Borrower"). The DRA Capital Center
II & III Borrower is a single-purpose, bankruptcy remote entity that owns no material assets other than the mortgaged property and related interests. A non-consolidation opinion was delivered at origination. G&I IV Capital Center
Corp., a Delaware Corporation, owns a 99.9% general partnership interest in the borrower. G&I IV Capital Center Corp. is 100% owned by DRA G & I IV REIT, with reported shareholder equity of $244 million, and the latter entity is owned by
DRA Growth & Income Fund IV LLC.

     THE PROPERTY. The DRA Capital Center II & III Property is a 10-building,
531,410 square foot office complex and an adjacent 5.6 acre parcel that is ground leased under a ground lease expiring December 31, 2017. The DRA Capital
Center II & III Property is located at 11000-11090 White Rock Road in Rancho
Cordova, California, about fifteen miles east of downtown Sacramento. The DRA
Capital Center II & III Property consists of ten one and two-story office buildings constructed in 1984. On-site amenities include a large fountain at the
DRA Capital Center III site, outdoor furniture, and locker and shower facilities. All of the roofs were replaced from 1999 to 2004 and the parking lots were seal-coated and striped in 2005. Onsite parking (inclusive of the ground leased parcel) is provided for 2,712 vehicles (5.1/1,000 square feet).
The DRA Capital Center II & III Property is located in the master-planned
Prospect Park/Capital Center area within 0.50 miles of Highway 50. Convenient access is provided to Highway 50

                                       40

via Zinfandel Drive to the west and from Sunrise Boulevard to the east. Mather
Airport is less than 4 miles from the DRA Capital Center II & III Property.

     More specific information about the property is set forth in the tables below:

----------------------------------------------------------------------------------------------------------------------------
                                                                                    % OF TOTAL     ANNUALIZED
                                 CREDIT RATING                       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                    (FITCH/        TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                    MOODY'S/S&P) (1)     NRA     NRSF   BASE RENT ($)     BASE RENT     ($ PER NRA)    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Travelers Indemnity Company         A/A3/A-        68,728    13%     $1,378,968         15%          $20.06       09/30/2011
AMS                                 --/--/--       54,337    10%     $1,039,884         11%          $19.14      Various (2)
ClassNotes, Inc. (3)               AA-/Aa3/A+      53,742    10%     $  935,111         10%          $17.40      Various (4)
MCImetro Access Transmission        --/--/A        40,285     8%     $  588,852          6%          $14.62       05/31/2008
Bank of America                   AA-/Aa2/AA-      31,360     6%     $  620,928          7%          $19.80       11/30/2008
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            248,452    47%     $4,563,743         49%          $18.37
============================================================================================================================

Other Tenants                         NAP         241,729    45%     $4,665,762         51%          $19.30        Various
Vacant Space                          NAP          41,229     8%     $        0          0%          $ 0.00          NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            531,410   100%     $9,229,505        100%          $18.94
============================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  AMS has various lease expirations. 793 SF expires on May 31, 2009; 5,571 SF expires on December 31, 2007; 6,046 SF expires on August 31, 2006; 14,540
     SF expires on May 31, 2009 and 27,387 SF expires on September 30, 2008.

(3)  ClassNotes, Inc. is a subsidiary of Wachovia Corporation.

(4)  25,679 SF of the ClassNotes, Inc. space expires on July 31, 2009. The remaining 28,063 expires on September 30, 2009.

----------------------------------------------------------------------------------------------------------
                                    LEASE ROLLOVER SCHEDULE

                                                       CUMULATIVE                        AVERAGE U/W BASE
             # OF LEASES   TOTAL SF   % OF TOTAL SF     TOTAL SF    CUMULATIVE % OF SF      RENT PER SF
   YEAR       EXPIRING     EXPIRING     EXPIRING      EXPIRING (2)       EXPIRING            EXPIRING
----------------------------------------------------------------------------------------------------------

  Vacant          --         41,229        8%             41,229              8%                  --
    MTM           --             --       --              41,229              8%                  --
   2006            5         58,901       11%            100,130             19%              $17.75
   2007            6         33,034        6%            133,164             25%              $21.10
   2008            9        120,752       23%            253,916             48%              $17.90
   2009            7         98,156       19%            352,072             67%              $18.34
   2010            3         46,384        9%            398,456             75%              $19.67
   2011            9        103,808       20%            502,264             95%              $20.04
  2012 (1)         1         26,166        5%            528,430            100%              $20.40
   2013           --             --       --             528,430            100%                  --
   2014           --             --       --             528,430            100%                  --
   2015           --             --       --             528,430            100%                  --
Thereafter        --             --       --             528,430            100%                  --
----------------------------------------------------------------------------------------------------------

(1)  A lease with the State of California for Suite 40-100 is currently under negotiations at the terms outlined. The borrower has provided the lender with a $3,202,718 guarantee as credit support until the borrower delivers to Lender an executed lease with the State of California for 26,166 SF for a term of no less than 6 years at a base rent of no less than $44,482 /
     month, along with a current estoppel acknowledging this space is physically occupied and the tenant has started paying rent.

(2)  There is a 2,980 SF management office at the property, which has been excluded from the above table because the manager is not paying rent and does not have a lease in place.

     PROPERTY MANAGEMENT. The DRA Capital Center II & III Property is managed by the Landmark Asset Management Group, which is an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. A portion of the DRA Capital Center II & III Property is held under a ground lease that expires December 31, 2017. The ground leased parcel contains 5.6 acres and is improved with 454 parking spaces. There are no extension options. Annual rent payments are $85,000 and will increase to
$125,000 on January 1, 2008. The ground lessor is A-M Family Limited Partners.
The borrower has an option to purchase the ground lease parcel at fixed prices over the term. Prices are $1,000,000 from January 1, 2003 through December 31,
2007, $1,300,000 from January 1, 2008 through December 31, 2012, and $1,700,000 from January 1, 2013 through December 31, 2017. The lessor's fee interest is not subordinate to the mortgage.

     RELEASE OF PARCELS. The DRA Capital Center II & III Borrower is entitled to obtain the release of the ground-leased vacant parking area, without any required prepayment of the DRA Capital Center II & III loan provided that it satisfies certain conditions specified in the mortgage loan documents including, but not limited to: (i) no default may exist, (ii) borrower delivers evidence that the net cash flow for the remaining property is (a) for a partial release, not less than $5,232,854 or (b) for a full release, not less than $5,317,854
(determination of net cash flow will not include as an expense any payments under the ground lease), (iii) the LTV ratio as of the date of the release is not greater than 72.4%.

                                       41

                  MORTGAGE LOAN NO. 6 -- FAIRMONT PLAZA OFFICE

                               [5 PHOTOs OMITTED]

                                       42

                  MORTGAGE LOAN NO. 6 -- FAIRMONT PLAZA OFFICE

                                  [MAP OMITTED]

                                       43

                  MORTGAGE LOAN NO. 6 -- FAIRMONT PLAZA OFFICE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $64,000,000

CUT-OFF DATE BALANCE:            $64,000,000

FIRST PAYMENT DATE:              07/01/2006

INTEREST RATE:                   5.89350%

AMORTIZATION TERM:               Months 1-60: Interest Only

                                 Months 61-120: 360 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   06/01/2016

EXPECTED MATURITY BALANCE:       $59,870,846

SPONSORS:                        Forest City Enterprises and Kimball Small,
                                 Grant Serbuck, and David Small

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 27-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 89 payments, and open to prepayment without
                                 premium thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:     $191.43

UP-FRONT RESERVES:               Insurance:       $27,165
                                 Replacement:     $5,572
                                 TI/LC:           $21,083
                                 Other: (1)       $1,547,600

ONGOING RESERVES:                RE Taxes: (2)    Springing
                                 Insurance: (2)   Springing
                                 Replacement:     $5,572 / month
                                 TI/LC: (3)       $21,083 / month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):       NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Urban

LOCATION:                        San Jose, CA

YEAR BUILT/RENOVATED:            1989 / NAP

PERCENT LEASED (AS OF):          90.6% (03/15/2006)

NET RENTABLE AREA:               334,333

THE COLLATERAL:                  17-story office tower with a parking garage
                                 containing 626 parking spaces located in San
                                 Jose, California.

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Forest City Commercial Management, Inc.

3RD RECENT NOI (AS OF):          $8,387,354 (TTM 12/31/2003)

2ND RECENT NOI (AS OF):          $7,554,337 (TTM 12/31/2004)

MOST RECENT NOI (AS OF):         $6,978,649 (TTM 12/31/2005)

U/W NET OP. INCOME:              $6,157,424

U/W NET CASH FLOW:               $5,746,192

U/W OCCUPANCY:                   82.7%

APPRAISED VALUE (AS OF):         $87,000,000 (04/01/2006)

CUT-OFF DATE LTV RATIO:          73.6%

LTV RATIO AT MATURITY:           68.8%

U/W DSCR:                        1.50x

U/W DSCR POST IO:                1.26x
--------------------------------------------------------------------------------

(1)  A reserve of $1,547,600 was required at loan origination which is comprised of $1,430,000 for the Calpine space and $117,600 ($15psf) for the Littler
     Mendelson space. Calpine is in bankruptcy but recently had its lease affirmed in bankruptcy court. 7,840 square feet of the Littler Mendelson space is dark, however, they are still paying rent.

(2)  Tax reserves will spring if (i) an event of default occurs or (ii) the borrower fails to provide evidence of payment of taxes. Insurance reserves will spring if (i) an event of default occurs or (ii) the borrower fails to provide evidence of payment of insurance premiums.

(3)  An additional TI/LC reserve of $65,000 / month for the Merrill Lynch space will be collected from October 2006 through October 2008. TI/LC reserves for the loan are capped at $1,265,000.

THE FAIRMONT PLAZA OFFICE LOAN.

     THE LOAN. The sixth largest loan (the "Fairmont Plaza Office Loan") is a
$64,000,000 first mortgage loan secured by the borrower's fee interest in the
Fairmont Plaza Office property located in San Jose, California.

     THE BORROWER. The borrower, FC Fairmont SPE, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with two independent directors. A non-consolidation opinion was delivered at origination.
The borrower is sponsored by Forest City Enterprises ("FCE"; NYSE: FCE) and
Kimball Small, Grant Serbuck, and David Small. Established in 1921, FCE is an
owner, developer and manager of a portfolio of commercial real estate properties located throughout the United States. As of January 31, 2006, Forest City had
approximately $8.0 billion in total assets and its office portfolio was comprised of 39 properties with approximately 11.2 million square feet. Kimball
Small, David Small, and Grant Serbuck are partners of Kimball Small Properties, which was founded in 1978 and has developed in excess of 10 million square feet of mixed use projects throughout the western United States, with the majority in
Silicon Valley.

     THE PROPERTY. Fairmont Plaza Office is a 334,333 square foot, 17-story
Class A office tower located in downtown San Jose, California. The property is located on the southwest corner of West San Fernando Street and South First
Street in downtown San Jose with access to State Highway 87, US Highway 101, and
I-280. These are the three major transit routes in the area, providing

                                       44

access to all parts of the Peninsula. Fairmont Plaza Office was constructed in
1989. The layout of the building provides for a high proportion of windowed offices; its unique design with cutaway corners provides for two "corner offices" at each corner. The property is approximately 90.6% leased to 30 tenants, with investment grade rated tenants or their affiliates accounting for approximately 46% of in-place base rent and 36% of the net rentable area.
Fairmont Plaza Office is home to the filming studio for the local CBS affiliate and the San Jose Renaissance Club, an executive dining and meeting facility located on the top floor of the property.

     More specific information about the property is set forth in the tables below:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                          % OF TOTAL     ANNUALIZED
                                CREDIT RATING                              ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                   (FITCH/         TENANT                 UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                    MOODY'S/S&P)(2)       NRA      % OF NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Knight-Ridder Inc (dark) (1)     BBB-/Ba1/BBB       63,569       19%       $2,557,525         26%          $40.23      10/31/2008
Calpine Corp. (1)                  --/--/--         39,181       12%       $1,136,249         11%          $29.00      07/31/2009
Littler Mendelson (3)              --/--/--         27,639        8%       $1,121,646         11%          $40.58      10/31/2009
Merrill Lynch                     AA-/Aa3/A+        25,382        8%       $  963,542         10%          $37.96      11/01/2008
BDO Seidman                        --/--/--         19,853        6%       $  583,678          6%          $29.40      08/01/2017
McManis, Faulkner & Morgan         --/--/--         19,853        6%       $  715,693          7%          $36.05      05/01/2013
UBS Paine Webber                 AA+/Aa2/AA+        19,358        6%       $  656,474          7%          $33.91      04/14/2016
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             214,835       64%       $7,734,807         78%          $36.00
=================================================================================================================================
Other Tenants                        NAP            87,952       26%       $2,175,320         22%          $24.73         Various
Vacant Space                         NAP            31,546        9%       $        0          0%          $ 0.00             NAP
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             334,333      100%       $9,910,127        100%          $32.73
=================================================================================================================================

(1)  Knight-Ridder Inc. is currently dark but continues to pay rent. 4,010 square feet of Knight-Ridder Inc.'s space expires on June 30, 2010. Calpine
     Corp. is in bankruptcy but the lease was affirmed in bankruptcy court in
     June 2006. $1,430,000 was reserved for such space.

(2)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)  7,840 square feet of their space is dark, however, they are still paying rent and $117,600 ($15 per SF) was reserved for such space.

----------------------------------------------------------------------------------------------------------
                                       LEASE ROLLOVER SCHEDULE (1)

              # OF LEASES   TOTAL SF    % OF TOTAL   CUMULATIVE TOTAL   CUMULATIVE % OF    AVG. BASE RENT
   YEAR      EXPIRING (2)   EXPIRING   SF EXPIRING      SF EXPIRING       SF EXPIRING     PER SF EXPIRING
----------------------------------------------------------------------------------------------------------

  Vacant          --         31,546         9%             31,546              9%                 --
   MTM            --             --        --              31,546              9%                 --
   2006           --             --        --              31,546              9%                 --
   2007            2          3,973         1%             35,519             11%             $32.79
   2008            5         84,941        25%            120,460             36%             $39.95
   2009            7         83,326        25%            203,786             61%             $32.93
   2010            3         19,598         6%            223,384             67%             $20.78
   2011            1          4,065         1%            227,449             68%             $28.80
   2012           --             --        --             227,449             68%                 --
   2013            4         52,667        16%            280,116             84%             $27.73
   2014           --             --        --             280,116             84%                 --
   2015           --             --        --             280,116             84%                 --
Thereafter         6         54,217        16%            334,333            100%             $30.57
----------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

(2)  For the purposes of this column, each leased tenant space was considered a separate tenant lease even if multiple tenant spaces were covered under the same lease.

     PROPERTY MANAGEMENT. The property is managed by Forest City Commercial
Management, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       45

                    MORTGAGE LOAN NO. 7 -- BRANDYWINE ANCHORS

                               [3 PHOTOS OMITTED]

                                       46

                    MORTGAGE LOAN NO. 7 -- BRANDYWINE ANCHORS

                                  [MAP OMITTED]

                                       47

                    MORTGAGE LOAN NO. 7 -- BRANDYWINE ANCHORS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $61,375,000

CUT-OFF DATE BALANCE:            $61,375,000

FIRST PAYMENT DATE:              08/01/2006

INTEREST RATE:                   5.99500%

AMORTIZATION TERM:               Interest Only

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   07/01/2016

EXPECTED MATURITY BALANCE:       $61,375,000

SPONSORS:                        Acadia Realty Trust and Ginsburg
                                 Development Companies

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 26-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 90 payments, and open to prepayment without
                                 premium thereafter through the maturity date.

CUT-OFF DATE BALANCE PER SF:     $138.04

UP-FRONT RESERVES:               RE Taxes:        $443,368
                                 Replacement:     $5,558

ONGOING RESERVES:                RE Taxes:        $40,306 / month
                                 Insurance: (1)   Springing
                                 Replacement:     $5,558 / month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):       NAP

SINGLE ASSET/PORTFOLIO:          Single

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Wilmington, DE

YEAR BUILT/RENOVATED:            1997 - 1999 / NAP

PERCENT LEASED (AS OF):          100.0% (05/26/2006)

NET RENTABLE AREA:               444,618

THE COLLATERAL:                  Anchored retail center located in
                                 Wilmington, Delaware.

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Acadia D.R. Management, Inc.

3RD RECENT NOI (AS OF):          $4,105,073  (TTM 12/31/2003)

2ND RECENT NOI (AS OF):          $4,387,043  (TTM 12/31/2004)

MOST RECENT NOI (AS OF):         $4,328,035  (TTM 12/31/2005)

U/W NET OP. INCOME:              $5,224,631

U/W NET CASH FLOW:               $5,083,075

U/W OCCUPANCY:                   97.3%

APPRAISED VALUE (AS OF):         $80,600,000 (04/18/2006)

CUT-OFF DATE LTV RATIO:          76.1%

LTV RATIO AT MATURITY:           76.1%

U/W DSCR:                        1.36x

U/W DSCR POST IO:                NAP
--------------------------------------------------------------------------------

(1)  Insurance reserves will spring if (i) an event of default occurs or (ii)
     the borrower fails to provide evidence of acceptable insurance coverage for the property.

THE BRANDYWINE ANCHORS LOAN.

     THE LOAN. The seventh largest loan (the "Brandywine Anchors Loan") is a
$61,375,000 first mortgage loan secured by the borrower's fee interest in the
Brandywine Anchors property located in Wilmington, Delaware.

     THE BORROWER. The borrower, Acadia Brandywine Subsidiary, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with two independent directors. A non-consolidation opinion was delivered at origination. The sponsors of the loan are Acadia Realty Trust and Ginsburg
Development Companies. Founded in 1998 and headquartered in White Plains, New
York, Acadia Realty Trust (NYSE: AKR) is a REIT that engages primarily in the ownership, acquisition, redevelopment, and management of retail properties. As of December 31, 2005, it owned, or had interests in, and operated 75 properties comprising approximately 10 million square feet primarily in the northeast, the mid-Atlantic, and the midwestern United States and as of December 31, 2005,
Acadia Realty Trust had reported total shareholders equity of over $220 million.
Ginsburg Development Companies ("GDC"), established in 1964 and based in
Valhalla, New York is a full-service real estate design, development and management company. Martin Ginsburg is the president and chief executive officer. The firm has developed and built homes, apartments, office buildings and commercial shopping centers. GDC also owns and manages 3,500 apartments in four states.

     THE PROPERTY. The Brandywine Anchors property is a 444,618 square foot anchored retail shopping center located in Wilmington, Delaware. Brandywine
Anchors is part of the larger Brandywine Town Center, an 869,487 square foot,
3-building, 2-story power center on a 90.53 acre parcel of land, located in
Wilmington, Delaware. The property is situated along the east side of Concord
Pike (Route 202) and along the north side of Naamans Road (Route 92). Interstate
95 is accessible less than three miles southeast of the property. The property is 100.0% leased to five tenants including Lowe's, Bed Bath & Beyond and a
16-screen Regal Cinemas. Investment grade rated tenants or their affiliates account for approximately 71% of the in place base rent and approximately 74% of the net rentable area. For the fiscal year ended March 31, 2006, Lowe's reported sales of $489 per square foot and Regal Cinemas reported sales of approximately
$391,000 per screen. For the fiscal year ended December 31, 2005, Bed

                                       48

Bath & Beyond reported sales of $353 per square foot., and Dick's Clothing &
Sporting Goods reported sales of $267 per square foot.

     The following table presents certain information relating to the major tenants at the property:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            % OF TOTAL     ANNUALIZED
                                     CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                        (FITCH/        TENANT               UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                        MOODY'S/S&P) (1)     NRA     % OF NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Lowe's Home Centers Inc.               A+/A2/A+       140,000      31%       $2,170,604         40%          $15.50      08/31/2018
Target                                 A+/A2/A+       138,000      31%       $  800,000         15%          $ 5.80      01/31/2018
Regal Cinemas Inc                     --/Ba3/BB-       65,641      15%       $  861,210         16%          $13.12      06/01/2017
Bed Bath & Beyond Inc.                 --/--/BBB       50,977      11%       $  932,532         17%          $18.29      01/31/2014
Dick's Clothing & Sporting Goods       --/--/--        50,000      11%       $  700,000         13%          $14.00      05/31/2013
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                444,618     100%       $5,464,346        100%          $12.29
===================================================================================================================================
Other Tenants                             NAP               0       0%       $     0.00          0%          $ 0.00          NAP
Vacant Space                              NAP               0       0%       $     0.00          0%          $ 0.00          NAP
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                444,618     100%       $5,464,346        100%          $12.29
===================================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

-------------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE (1)

             # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF    AVG. BASE RENT
   YEAR        EXPIRING    TOTAL SF EXPIRING      EXPIRING        SF EXPIRING       SF EXPIRING     PER SF EXPIRING
-------------------------------------------------------------------------------------------------------------------

  Vacant          --                 --             --                   --              --                  --
   MTM            --                 --             --                   --              --                  --
   2006           --                 --             --                   --              --                  --
   2007           --                 --             --                   --              --                  --
   2008           --                 --             --                   --              --                  --
   2009           --                 --             --                   --              --                  --
   2010           --                 --             --                   --              --                  --
   2011           --                 --             --                   --              --                  --
   2012           --                 --             --                   --              --                  --
   2013            1             50,000             11%              50,000              11%             $14.00
   2014            1             50,977             11%             100,977              23%             $18.29
   2015           --                 --             --              100,977              23%                 --
Thereafter         3            343,641             77%             444,618             100%             $11.15
-------------------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Brandywine Anchors property is managed by Acadia
D.R. Management, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. Not allowed.

                                       49

                MORTGAGE LOAN NO. 8 - FIRST INDUSTRIAL PORTFOLIO

                               [2 PHOTOS OMITTED]

                                       50

                MORTGAGE LOAN NO. 8 - FIRST INDUSTRIAL PORTFOLIO

                                  [MAP OMITTED]

                                       51

                MORTGAGE LOAN NO. 8 -- FIRST INDUSTRIAL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            WFB

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $54,500,000

CUT-OFF DATE BALANCE:            $54,500,000

FIRST PAYMENT DATE:              08/05/2006

INTEREST RATE:                   6.11000%

AMORTIZATION TERM:               Interest Only

ARD:                             Yes

ANTICIPATED REPAYMENT DATE:      07/05/2013

MATURITY DATE:                   07/05/2036

EXPECTED MATURITY BALANCE:       $54,500,000

SPONSOR:                         High Street Real Estate Fund II Investors, LLC

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 10-payment lockout from the first payment date,
                                 with the greater of 1% or yield maintenance for
                                 the next 72 payments and open to prepayment
                                 without premium thereafter through the maturity
                                 date.

CUT-OFF DATE BALANCE PER SF:     $56.72

UP-FRONT RESERVES:               RE Taxes:               $483,429
                                 Deferred Maintenance:   $374,750
                                 Flood Insurance
                                 Holdback: (1)           $2,500
                                 Holdback Letter
                                 of Credit: (2)          $800,000
                                 Replacement:            $125,250

ONGOING RESERVES:                RE Taxes:               $53,714 / month
                                 Insurance: (3)          Springing
                                 Replacement: (4)        $12,010 / month
                                 TI/LC: (5)              $16,667 / month
                                 Other: (6)              Springing

LOCKBOX:                         Springing Hard (7)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):       NAP

SINGLE ASSET/PORTFOLIO:          Portfolio

PROPERTY TYPE:                   Industrial

PROPERTY SUB-TYPE:               Flex Industrial

LOCATION:                        Various - See Table

YEAR BUILT/RENOVATED:            Various - See Table

PERCENT LEASED (AS OF):          91.6% (06/22/2006)

NET RENTABLE AREA:               960,791

THE COLLATERAL:                  23 industrial properties located in Georgia

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Grubb & Ellis Management Services, Inc

3RD RECENT NOI (AS OF):          $4,512,122 (TTM 12/31/2003)

2ND RECENT NOI (AS OF):          $4,049,751 (TTM 12/31/2004)

MOST RECENT NOI (AS OF): (8)     $4,473,318 (T-6 Ann. 03/31/2006)

U/W NET OP. INCOME:              $5,170,006

U/W OCCUPANCY:                   90.0%

U/W NET CASH FLOW:               $4,555,259

APPRAISED VALUE (AS OF): (9)     $71,500,000 (06/06/2006)

CUT-OFF DATE LTV RATIO:          76.2%

LTV RATIO AT MATURITY:           76.2%

U/W DSCR:                        1.35x

U/W DSCR POST IO:                NAP
--------------------------------------------------------------------------------

(1)  Lender will release the flood insurance holdback upon delivery of satisfactory evidence of flood insurance.

(2)  Borrower has delivered to lender a letter of credit in the amount of
     $800,000 which must be released upon delivery of evidence to Lender that the DSCR is equal to or greater than 1.20x (based on a 30-year amortization) for two consecutive quarters. The borrower has provided this letter of credit for leased spaces with tenants not yet in occupancy.

(3)  If both a default has occurred and is continuing and either the DSCR falls below 1.10x, or the insurance policy is not being maintained, monthly insurance impounds will begin.

(4)  If borrower provides evidence of the lien-free completion or installation of certain enumerated replacement items, borrower may suspend monthly replacement reserve payments until the suspended payments equal the lesser of (i) the amount spent on the aforementioned items or (ii) the amount that was recommended by the property condition report for such items.

(5)  Borrower must deposit $16,667 / month for TI/LC costs until July 2007.
     Commencing August 5, 2007 and continuing thereafter, borrower must deposit
     $4,878 / month. In the event the TI/LC impound has not reached $400,000 by
     January 1, 2011, borrower will deposit an amount so that the TI/LC balance will equal $400,000. If the balance in the TI/LC impound falls below
     $400,000, borrower must resume monthly TI/LC reserve deposits of $4,878.

(6)  Upon the occurrence of any lockbox "Trigger Event" (defined in Footnote 7), borrower must deposit the sum of one IO payment, any impounds, and a $500 minimum account balance deposit.

(7)  Springing Hard Lockbox upon either (i) a default beyond any applicable cure period; (ii) a DSCR below 1.10x until the DSCR has been equal to or greater than 1.20x for four consecutive quarters; or (iii) upon the Anticipated
     Repayment Date if the loan has not been paid in full.

(8)  The 2005 operating statement was not available due to a 2005 mid-year purchase of the portfolio. The 4th quarter 2005 and 1st quarter 2006 operating statements were annualized to provide the 03/2006 operating statement.

(9)  Appraised value is based on a portfolio basis.

THE FIRST INDUSTRIAL PORTFOLIO LOAN.

     THE LOAN. The eighth largest loan (the "First Industrial Portfolio Loan")
is evidenced by the Promissory Note Secured By Deed to Secure Debt is secured pursuant to two (2) Deeds to Secure Debt and Absolute Assignment of Rents and
Leases and Security Agreement by the respective Borrowers' first priority fee interest in twenty-three industrial properties located in Georgia (the "First
Industrial Portfolio Properties").

     THE BORROWER. The borrowers, Franklin Forest Investors, LLC, and Northwoods
Investors, LLC (collectively the "First Industrial Portfolio Borrower"), are single purpose entities that own no material assets other than the First
Industrial Portfolio Properties and related interests. Each of the borrowers is a single member Delaware limited liability company. A non-

                                       52

consolidation opinion was delivered at origination. The First Industrial
Portfolio Borrower is a joint venture between High Street Real Estate Fund
(HSRE) II, Investors, LLC (25% ownership) and GEBAM, Inc. (75% ownership)
through GEHS Funding II, LLC, a Delaware limited liability company which is the sole member of the First Industrial Portfolio Borrower. HSRE II, Investors, LLC
is controlled indirectly by High Street Equity Advisors II, LLC and GEBAM, Inc.,
is a wholly owned subsidiary of General Electric Capital Corporation. As of June
30, 2006, GE Capital reported assets of $506 billion and a net worth of $52 billion. The sponsor of the loan is High Street Real Estate Fund II Investors,
LLC (the "First Industrial Portfolio Sponsor"). The First Industrial Portfolio
Sponsor is an opportunity fund managed by High Street Equity Advisors, whose principals have over 125 years of commercial real estate experience combined

     THE PROPERTIES. The First Industrial Portfolio Properties consist of twenty-three industrial properties consisting of 960,791 square feet, located in
Georgia. Fourteen of the properties are located in Norcross, Georgia, and nine properties are located in Marietta, Georgia. All of the properties are one building, single story industrial flex/warehouse spaces located in larger office parks. On a combined basis, the portfolio is approximately 91.6% leased as of
June 22, 2006. The buildings are, on average, 62% office space and 38% warehouse space. Both the Norcross and Marietta properties have good access to the metropolitan Atlanta area with Interstate 75 (Marietta) and Interstate 85
(Norcross) and the Atlanta Beltway (Interstate 285) located in close proximity to those properties.

     More specific information about each property is set forth in the tables below:

-------------------------------------------------------------------------------------------------------------------------------
                                                           ALLOCATED
                                           YEAR BUILT/   CUT-OFF LOAN   OWNERSHIP                %                   APPRAISED
PROPERTY                      LOCATION      RENOVATED       BALANCE      INTEREST     NRA     LEASED     U/W NCF       VALUE
-------------------------------------------------------------------------------------------------------------------------------

2850 Colonades Court        Norcross, GA    1988 / NAP    $ 5,000,000      Fee      102,128    100.0%  $  385,234   $ 6,458,333
2925 Courtyards Drive       Norcross, GA    1986 / NAP    $ 3,650,000      Fee       71,763    100.0%  $   80,106   $ 5,054,348
3075 Northwoods Circle      Norcross, GA    1985 / NAP    $ 3,400,000      Fee       41,400    100.0%  $   64,081   $ 4,268,116
835 Franklin Court          Marietta, GA    1983 / NAP    $ 3,280,000      Fee       60,772     83.5%  $  272,811   $ 4,284,038
2755 Northwoods Parkway     Norcross, GA    1986 / NAP    $ 3,150,000      Fee       48,270    100.0%  $  265,139   $ 3,931,159
2775 Northwoods Parkway     Norcross, GA    1986 / NAP    $ 2,925,000      Fee       32,192    100.0%  $  250,149   $ 3,650,362
841 Livingston Court        Marietta, GA    1983 / NAP    $ 2,870,000      Fee       35,908    100.0%  $  221,552   $ 3,755,869
3155 Northwoods Parkway     Norcross, GA    1985 / NAP    $ 2,800,000      Fee       40,530    100.0%  $  216,518   $ 3,481,884
2725 Northwoods Parkway     Norcross, GA    1984 / NAP    $ 2,725,000      Fee       76,686    100.0%  $  209,388   $ 4,043,478
825 Franklin Court          Marietta, GA    1983 / NAP    $ 2,600,000      Fee       55,259    100.0%  $  208,607   $ 3,403,756
805 Franklin Court          Marietta, GA    1983 / NAP    $ 2,375,000      Fee       40,410    100.0%  $  192,018   $ 3,110,329
3100 Northwoods Place       Norcross, GA    1985 / NAP    $ 2,150,000      Fee       39,728     39.1%  $  209,310   $ 2,695,652
840 Franklin Court          Marietta, GA    1983 / NAP    $ 1,970,000      Fee       35,908    100.0%  $  150,605   $ 2,816,901
2915 Courtyards Drive       Norcross, GA    1986 / NAP    $ 1,950,000      Fee       40,058     89.3%  $  157,816   $ 2,471,014
810 Franklin Court          Marietta, GA    1983 / NAP    $ 1,925,000      Fee       27,386     68.5%  $  151,455   $ 2,523,474
3175 Northwoods Parkway     Norcross, GA    1985 / NAP    $ 1,890,000      Fee       33,405      0.0%  $  187,060   $ 2,358,696
3055 Northwoods Circle      Norcross, GA    1985 / NAP    $ 1,800,000      Fee       31,946    100.0%  $  198,196   $ 2,246,377
3040 Northwoods Parkway     Norcross, GA    1984 / NAP    $ 1,775,000      Fee       50,480    100.0%  $  135,989   $ 2,527,174
811 Livingston Court        Marietta, GA    1983 / NAP    $ 1,700,000      Fee       20,780    100.0%  $  143,655   $ 2,230,047
2975 Courtyards Drive       Norcross, GA    1986 / NAP    $ 1,400,000      Fee       27,342    100.0%  $  107,585   $ 2,021,739
821 Livingston Court        Marietta, GA    1983 / NAP    $ 1,175,000      Fee       15,558    100.0%  $   95,659   $ 1,525,822
830 Franklin Court          Marietta, GA    1983 / NAP    $ 1,030,000      Fee       14,340    100.0%  $   78,632   $ 1,349,765
2995 Courtyards Drive       Norcross, GA    1986 / NAP    $   960,000      Fee       18,542    100.0%  $   73,696   $ 1,291,667
-------------------------------------------------------------------------------------------------------------------------------
TOTALS / WEIGHTED AVERAGE                                 $54,500,000               960,791     91.6%  $4,555,259   $71,500,000
===============================================================================================================================

                                       53

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    % OF        % OF
                                                     % OF        % OF                  U/W BASE   PROPERTY   PORTFOLIO
                                          TENANT   PROPERTY   PORTFOLIO    U/W BASE     RENT ($   U/W BASE    U/W BASE      LEASE
PROPERTY            LARGEST TENANT         NRA        NRA        NRA         RENT      PER NRA)     RENT        RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

2775, 2925, 2975,   Comcast
2995 Courtyards     Corporation
Drive                                    149,839      100%        16%     $1,023,897     $6.83       100%        16%     Various (1)
2850 Colonades      EMS
Court               Technologies, Inc.   102,128      100%        11%     $  541,278     $5.30       100%         8%     02/28/2009
3040 Northwoods     U.S. Kids Golf,
Parkway             LLC                   50,480      100%         5%     $  194,979     $3.86       100%         3%     12/31/2010
2755 Northwoods     Advance Control
Parkway             Systems, Inc.         48,270      100%         5%     $  340,786     $7.06       100%         5%     10/31/2009
3155 Northwoods     School Specialty,
Parkway             Inc.                  40,530      100%         4%     $  279,657     $6.90       100%         4%     01/03/2011
-----------------------------------------------------------------------------------------------------------------------------------

(1)  32,192 SF of the Comcast space will expire April 14, 2007 and the remaining
     117,647 SF will expire on July 31, 2010.

------------------------------------------------------------------------------------------------------------
                                         LEASE ROLLOVER SCHEDULE (1)

               # OF
              LEASES    TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF     AVERAGE U/W BASE
   YEAR      EXPIRING   EXPIRING      EXPIRING        SF EXPIRING       SF EXPIRING     RENT PER SF EXPIRING
------------------------------------------------------------------------------------------------------------

  Vacant        --        80,533          8%             80,533               8%                   --
   2006          1         3,702          0%             84,235               9%                $6.48
   2007          9       157,795         16%            242,030              25%                $7.49
   2008          4        42,568          4%            284,598              30%                $9.48
   2009          6       224,259         23%            508,857              53%                $6.34
   2010          8       203,111         21%            711,968              74%                $5.58
   2011          8       166,737         17%            878,705              91%                $7.62
   2012          1        27,253          3%            905,958              94%                $3.86
   2013          1        18,925          2%            924,883              96%                $4.10
   2014          1        35,908          4%            960,791             100%                $6.18
   2015         --            --         --             960,791             100%                   --
Thereafter      --            --         --             960,791             100%                   --
------------------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover based on the entire portfolio. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The properties are managed by Grubb and Ellis
Management Services, Inc, a subsidiary of the Grubb and Ellis Company. The manager is not an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None

     RELEASE OF PROPERTIES. At any time during the term of the First Industrial
Portfolio Loan, the First Industrial Portfolio borrower is permitted to release any individual properties in connection with a partial prepayment of the loan, subject to a yield maintenance prepayment charge and a release price based on
115% of the original allocated loan amount for a property whose allocated loan amount is less than 20% of the original principal amount of the loan and 120% of the original allocated loan amount for a property whose allocated loan amount is greater than 20% of the original principal amount of the loan. An individual property may be released from the collateral securing the loan, subject to certain conditions including but not limited to (i) no event of default may have occurred, (ii) the borrower must pay all reasonable costs and expenses associated with the release, (iii) the DSCR after giving effect to the release must be greater than or equal to the greater of 1.20x (based on a 30-year amortization) or the DSCR prior to the release, (iv) the LTV ratio after giving effect to the release must be equal to or less than the lesser of 80% or the LTV prior to the release, and (v) adequate reserves have been pledged, as determined by the lender, including but not limited to, reserves for taxes, insurance or rollover concentration projected for the remaining portfolio.

     SUBSTITUTION OF PROPERTIES. The First Industrial Portfolio Borrower is
permitted any number of property substitutions, but no more than once per applicable individual property, involving properties that comprise no more than
30% of the total portfolio loan by substituting a replacement property of like kind and quality. An individual property may be substituted subject to the satisfaction of certain conditions including but not limited to (i) no event of default may have occurred, (ii) Borrower must pay all reasonable costs and expenses associated with the substitution, (iii) the DSCR after substitution must be greater than the greater of 1.20x (based on 30-year amortization) or the
DSCR for the twelve months preceding the substitution (including the released property and excluding the substitute property), (iv) the LTV ratio after giving effect to the substitution must be equal to or less than the lesser of 80% or the LTV ratio prior to the substitution and the appraised value for the substitute property must be equal to or greater than the property to be released, (v) adequate reserves have been pledged, as determined by the lender, including but not limited to reserves for taxes, insurance, or rollover concentration projected for the remaining portfolio, and (vi) confirmation from the rating agencies of no withdrawal, qualification, or downgrade of the then-current ratings of the certificates.

                                       54

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       55

                       MORTGAGE LOAN NO. 9 -- LE PAVILLON

                               [6 PHOTOS OMITTED]

                                       56

                       MORTGAGE LOAN NO. 9 -- LE PAVILLON

                                  [MAP OMITTED]

                                       57

                       MORTGAGE LOAN NO. 9 -- LE PAVILLON

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $42,000,000

CUT-OFF DATE BALANCE:            $42,000,000

FIRST PAYMENT DATE:              09/01/2006

INTEREST RATE:                   6.26100%

AMORTIZATION TERM:               Months 1-24: Interest Only
                                 Months 25-120: 300 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   08/01/2016

EXPECTED MATURITY BALANCE:       $35,226,093

SPONSORS:                        Great American Life Insurance, Stephen
                                 Fuller and Victor Fuller

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 25-payment lockout from the first payment
                                 date, with U.S. Treasury defeasance for the
                                 following 94 payments, and open to
                                 prepayment without premium thereafter
                                 through the maturity date.

CUT-OFF DATE BALANCE PER ROOM:   $185,841

UP-FRONT RESERVES:               RE Taxes:               $87,052
                                 Replacement:            $12,863
                                 Deferred Maintenance:   $650,000
                                 Other: (1)              $895,000

ONGOING RESERVES:                RE Taxes:               $43,526 / month
                                 Insurance: (2)          Springing
                                 Replacement:            $12,863 / month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Hospitality

PROPERTY SUB-TYPE:               Full Service

LOCATION:                        New Orleans, LA

YEAR BUILT/RENOVATED:            1907 / 2003

OCCUPANCY (AS OF):               79.1% (03/31/2006)

ROOMS:                           226

THE COLLATERAL:                  A full service hotel located in New
                                 Orleans, Louisiana.

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Self Managed

3RD RECENT NOI (AS OF):          $4,001,198 (TTM 12/31/2004)

2ND RECENT NOI (AS OF):          $5,579,586 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):         $5,418,727 (TTM 03/31/2006)

U/W NET OP. INCOME:              $4,842,985

U/W NET CASH FLOW:               $4,303,713

U/W OCCUPANCY:                   85.0%

U/W ADR:                         $143.76

U/W REVPAR:                      $122.20

APPRAISED VALUE (AS OF):         $65,000,000 (05/08/2006)

CUT-OFF DATE LTV RATIO:          64.6%

LTV RATIO AT MATURITY:           54.2%

U/W DSCR:                        1.61x

U/W DSCR POST IO:                1.29x
--------------------------------------------------------------------------------

(1)  Capital improvement reserve.

(2)  Insurance reserves will spring if (i) an event of default occurs or (ii)
     the borrower fails to provide evidence of acceptable insurance coverage for the property.

THE LE PAVILLON LOAN.

     THE LOAN. The ninth largest loan (the "Le Pavillon Loan") is a $42,000,000 first mortgage loan secured by the borrower's fee interest in the Le Pavillon hotel located in New Orleans, Louisiana.

     THE BORROWER. The borrower, Brothers Le Pavillon (SPE), LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The borrower is structured with one independent manager.
A non-consolidation opinion was delivered at origination. The borrower is indirectly owned by Brothers Property Corporation ("BPC"), which is in turn owned by the sponsors of the loan, Great American Life Insurance (80%), Stephen
Fuller (7%) and Victor Fuller (13%). Great American Life Insurance (rated
A-/A3/A+ by S&P/Moody's/Fitch) is a life insurance subsidiary of Great American
Financial Resources, Inc. (NYSE: "GFR"; rated BBB-/NR/BBB+ by S&P
Moody's/Fitch). In 2005, GFR reported nearly $12 billion in assets and shareholders equity of approximately $1.1 billion. Stephen and Victor Fuller serve as principals and managing members of BPC, which focuses on the ownership and management of historic hotels. Founded in 1991, and based in Miami, BPC manages 14 properties across the United States.

     THE PROPERTY. Le Pavillon Hotel is a 226-room full-service luxury hotel property built in 1907 and renovated in 2003, located in the Central Business
District of New Orleans, Louisiana. The 10-story hotel is located on the corner of Poydras and Baronne Streets in the New Orleans Central Business District. The
property is positioned between the two main tourist neighborhoods in the city:
the French Quarter and the Warehouse district. Amenities at the property include, a rooftop heated pool and hot tub, fitness

                                       58

studio, in-room safes, nightly turndown, overnight shoe shine, 24-hour room service, mini-bars, high speed internet, business services, a restaurant and a lounge, and over 11,000 square feet of meeting space. Le Pavillon is operated as a full-service hotel under the "Preferred Hotel" marketing brand and is listed on the National Registry of Historic Places. The hotel houses a collection of art and period antiques. Following Hurricane Katrina, Le Pavillon was among the first hotels to reopen because it was not flooded and suffered only minor damage from the storm. The hotel is currently undergoing renovations to its basement to create more viable meeting space on the lower level.

     More specific information about the property is set forth in the tables below:

----------------------------------------------------------------------------------------------------------
                                SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR (1)

                        COMPETITIVE SET                  LE PAVILLON                PENETRATION FACTOR

    YEAR           ADR     OCCUPANCY   REVPAR     ADR     OCCUPANCY    REVPAR    ADR    OCCUPANCY   REVPAR
----------------------------------------------------------------------------------------------------------

    2003         $135.32     65.7%     $88.96   $125.07     80.1%     $100.14    92.4%    121.9%    112.6%
    2004         $143.16     67.0%     $95.91   $137.14     81.8%     $112.19    95.8%    122.1%    117.0%
  2005 (2)       $143.66     69.5%     $99.78   $162.48     84.9%     $137.94   113.1%    122.2%    138.2%
T-12 03/06 (2)   $145.56     67.0%     $97.46   $166.84     79.2%     $132.20   114.6%    118.3%    135.6%
----------------------------------------------------------------------------------------------------------

(1)  The above table is based on data provided by STR Reports.

(2)  Results are impacted by Hurricane Katrina.

-----------------------------------------------------------------------------------------------------------------------
                                                 COMPETITIVE SET(1)(2)

                                  # OF         YEAR                    2005                      DEMAND SEGMENTATION
HOTEL                             ROOMS       BUILT      2005 ADR   OCCUPANCY   2005 REVPAR   (CORP. / GROUP / LEISURE)
-----------------------------------------------------------------------------------------------------------------------

LE PAVILLON - SUBJECT              226         1907       $141.39      86%        $121.60          10% / 25% / 65%
Bourbon Orleans                    218         1817       $145.00      75%        $108.75          20% / 20% / 60%
Crowne Plaza Astor                 707         2002       $145.00      60%        $ 87.00          30% / 20% / 50%
Intercontinental New Orleans       479         1983       $135.00      70%        $ 94.50          40% / 20% / 40%
Loews New Orleans                  285         2003       $155.00      75%        $116.25          30% / 20% / 50%
Omni Royal Orleans                 346         1968       $154.00      80%        $123.20          30% / 20% / 50%
--------------------------------------------------------------------------------------------------------------------

(1)  Based on the appraisal.

(2)  There are six other primary and secondary competitive hotels (Hyatt
     Regency, Fairmont, Ritz-Carlton, Iberville Suites, Hotel Monaco and Park
     Plaza) that are closed due to Hurricane Katrina damages and may or may not re-open.

     PROPERTY MANAGEMENT. The property is self managed by the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       59

                   MORTGAGE LOAN NO. 10 - PENNSWOOD APARTMENTS

                               [4 PHOTOS OMITTED]

                                       60

                   MORTGAGE LOAN NO. 10 - PENNSWOOD APARTMENTS

                                  [MAP OMITTED]

                                       61

                  MORTGAGE LOAN NO. 10 -- PENNSWOOD APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $33,000,000

CUT-OFF DATE BALANCE:            $33,000,000

FIRST PAYMENT DATE:              09/01/2006

INTEREST RATE:                   6.209%

AMORTIZATION TERM:               Months 1-60: Interest Only
                                 Months 61-120: 360 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   08/01/2016

EXPECTED MATURITY BALANCE:       $30,997,856

SPONSORS:                        Joel Gershman and Jager Management

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 25-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 91 payments, and open to prepayment without
                                 premium thereafter through the maturity date.

CUT-OFF DATE BALANCE PER UNIT:   $47,965

UP-FRONT RESERVES:               Deferred Maintenance:   $5,625

ONGOING RESERVES:                RE Taxes: (1)           Springing
                                 Insurance: (1)          Springing
                                 Replacement: (1)        Springing

LOCKBOX:                         Springing Hard (2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):       NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Multifamily

PROPERTY SUB-TYPE:               Garden

LOCATION:                        Harrisburg, PA

YEAR BUILT/RENOVATED:            1972-1976 / NAP

PERCENT LEASED (AS OF):          95.8% (05/04/2006)

UNITS:                           688

THE COLLATERAL:                  Multifamily property comprised of 47 two-story
                                 buildings located in Harrisburg, Pennsylvania.

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Jager Management, Inc.

3RD RECENT NOI (AS OF):          $2,817,067 (TTM 12/31/2004)

2ND RECENT NOI (AS OF):          $2,620,733 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):         $2,662,805 (TTM 03/31/2006)

U/W NET OP. INCOME:              $3,046,679

U/W NET CASH FLOW:               $2,874,679

U/W OCCUPANCY:                   92.0%

APPRAISED VALUE (AS OF):         $45,700,000 (03/28/2006)

CUT-OFF DATE LTV RATIO:          72.2%

LTV RATIO AT MATURITY:           67.8%

U/W DSCR:                        1.38x

U/W DSCR POST IO:                1.18x
--------------------------------------------------------------------------------

(1)  Real estate tax reserves spring if (i) an event of default occurs or (ii)
     the borrower fails to provide evidence of payment of taxes. Insurance reserves spring if (i) an event of default occurs or (ii) the borrower fails to provide evidence of payment of insurance premiums. Replacement reserves spring if (i) an event of default occurs or (ii) the borrower fails to provide evidence of property maintenance.

(2)  Lockbox springs to hard upon an event of default.

THE PENNSWOOD APARTMENTS LOAN.

     THE LOAN. The tenth largest loan (the "Pennswood Apartments Loan") is a
$33,000,000 first mortgage loan secured by the borrower's fee interest in a
Class A multifamily property known as Pennswood Apartments located in
Harrisburg, Pennsylvania.

     THE BORROWER. The borrower, Pennswood Apartments, L.P., is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination.
The sponsors of the loan are Joel Gershman and Jager Management. Mr. Gershman has been involved with developing and managing shopping centers, office buildings, multi-family communities, and single-family homes for over 30 years.
Formed in 1989 by Joel Gershman, Jager Management owns and manages multifamily and retail properties. The company focuses its investments on new or newly renovated older assets in the Northeast and Mid-Atlantic U.S. Jager Management
has approximately 1,900 residential units under management and has built and managed approximately 7,700 residential units since 1989. The sponsors constructed the property from 1972 to 1976 and have managed the property for over 30 years.

     THE PROPERTY. Pennswood Apartments is a 688-unit, multifamily complex, comprised of 47 two-story buildings with parking provided for 1,281 vehicles
(1.86 spaces/unit) on a 46.7 acre site. The property's amenities include central air conditioning, washer and dryer in all townhouse units, an outdoor pool, volleyball court, and a children's play area. In addition, the property has its own

                                       62

transit bus stop operated by Capital Area Transit (CAT) providing direct access to downtown Harrisburg, the state capital of Pennsylvania. Pennswood Apartments is 6 miles from the Harrisburg central business district, where many of the largest employers in the area are located, including the State of Pennsylvania, government-related sectors, and office / service enterprises in the private sector. The property is located within a 3 mile radius of Interstate 81,
Interstate 83, and Route 22 in Harrisburg, Pennsylvania.

     The following table outlines the unit types at Pennswood Apartments:

--------------------------------------------------------------------------------
        UNIT TYPE          NUMBER OF UNITS   AVERAGE SF   AVERAGE MONTHLY MARKET RENTS
--------------------------------------------------------------------------------------

1 Bedroom                        250              770                 $600
2 Bedroom                        364            1,122                 $757
3 Bedroom                         74            1,400                 $925
--------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE         688            1,024                 $711
======================================================================================

     PROPERTY MANAGEMENT. The property is managed by Jager Management, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       63

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               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

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